As filed with the Securities and Exchange Commission on May 3, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

New York	7900	13-3778988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street

Port Saint Lucie, FL 34952

772-323-0625

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph Lucosky, Esq.	Ross D. Carmel, Esq.
Lucosky Brookman LLP	Philip Magri, Esq.
101 Wood Avenue South	Carmel, Milazzo & Feil LLP
Woodbridge, NJ 08830	55 West 39th Street, 18th Floor
Tel: (732) 395-4400	New York, NY 10018
Fax: (732) 395-4401	Tel: (212) 658-0458 Fax: (646) 838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [●], 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

[●] Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering [●] units (each a “Unit” and collectively, the “Units”), at a public offering price of $[●] per Unit, of Altitude International Holdings, Inc. (the “Company,” “Altitude,” “we,” “our,” or “us”) with each Unit consisting of one share of our common stock, no par value (“Common Stock”) and one warrant (a “Warrant”) to purchase one share of Common Stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately. The Warrants included in the Units will be exercisable immediately upon issuance, will expire [●] years from the date of issuance and have an exercise price of $[●] per share ([●]% of the price per unit sold in this offering). This offering also includes the shares of Common Stock issuable from time to time upon exercise of the Warrants. The Warrants will be issued in book-entry form pursuant to a warrant agency agreement between us and [●] as warrant agent.

There is currently a limited public trading market for our Common Stock. Our Common Stock is currently quoted on the over-the-counter trading market (“OTC”) under the symbol “ALTD.” In connection with this offering, we intend to apply to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “ALTD” and “ALTDW,” respectively. No assurance can be given that our listing application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained, or that the trading prices of our Common Stock on the OTC will be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq Capital Market. If our listing application is not approved by The Nasdaq Stock Market LLC (“Nasdaq”), we will not consummate the offering and will terminate this offering. The public offering price per share will be determined at the time of pricing and may be at a discount to the current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price.

On May 2, 2022, the last reported sales price for our Common Stock as quoted on the OTC was $0.0275 per share.

Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects the proposed reverse split of the outstanding Common Stock and treasury stock of the Company at an assumed [●]-for-[●] ratio to occur prior to the closing of the offering.

While we may be a “controlled company” under the rules of Nasdaq, immediately after consummation of this offering, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq. See “Risk Factors—Risks Related to Our Common Stock and this Offering.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

		Per Unit		Total
Offering price	$	[●]	$	[●]
Underwriter’s discounts and commissions (1)	$	[●]	$	[●]
Proceeds to our company before expenses	$	[●]	$	[●]

(1)	We have agreed to issue EF Hutton, division of Benchmark Investments, Inc., the representative of the underwriters (“EF Hutton” or the “Representative”), warrants to purchase shares of our Common Stock (the “Representative Warrants”), and to reimburse the underwriters for certain expenses. See “Underwriting” on page 67 for additional information regarding total underwriter compensation.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted a 45-day option to the Representative, exercisable one or more times in whole or in part, to purchase up to [●] additional shares of Common Stock and/or [●] additional warrants to purchase shares of Common Stock to be offered by us, solely to cover over-allotments, at the public offering price per Unit, less, in each case, the underwriting discounts payable by us. The securities issuable upon exercise of this overallotment option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the securities against payment in New York, New York on or about __________________, 2022.

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, Inc.

Through and including __________________, 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

You should rely only on the information contained in this prospectus. Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information.”

Unless the context otherwise requires, we use the terms “we,” “us,” “Company,” “Altitude,” and “our” to refer to Altitude International Holdings, Inc. and its consolidated subsidiaries.

Solely for convenience, our trademarks and tradenames referred to in this prospectus, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, or the accompanying prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision. Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at an assumed 1-for-[●] ratio to occur prior to the closing of the offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Altitude,” the “Company,” “we,” “us,” and “our” refer to Altitude International Holdings, Inc., and its subsidiaries.

Overview

Altitude International Holdings, Inc., is a holding company comprised of multiple scalable related revenue streams that together create a vertically integrated high-performance sports, education, and technology group. Our mission is to redefine and revolutionize athletic preparation and training, while providing relief, opportunity, and wellness to those that need it the most.

We operate through the following 11 wholly-owned subsidiaries: Breunich Holding, Inc., a Delaware corporation (“BHI”), Altitude International, Inc., a Wisconsin corporation (“Altitude Chambers”), Altitude Sports Management Corp., a Wisconsin corporation (“Altitude Sports Management Corp.”), ITA-USA Enterprise, LLC, a Florida limited liability company (“Altitude Academies” or “Club Med Academies”), CMA Soccer, LLC, a Florida limited liability company (“CMAS”), Trident Water, LLC, a Florida limited liability company (“Altitude Water”), Altitude Wellness, LLC, a Florida limited liability company (“Altitude Wellness”), NVL Academy, LLC, a Florida limited liability company (“Altitude Volleyball”), North Miami Beach Academy LLC, a Florida limited liability company (“NMBA”), Six Log Cleaning & Sanitizing LLC, a Florida limited liability company (“SLCS”), and Altitude Online, LLC, a Florida limited liability company (“Altitude Online”).

1

Business Revenue Streams

We operate across three revenue streams: (i) Sport Tuition Properties, (ii) Academic Tuition Properties, and (iii) Sport Technology Properties. Our revenue streams are presented in the table below:

Owned Sports Tuition Properties

Altitude sports properties consist of Altitude Academies, Altitude Volleyball, CMAS, and NMBA.

Altitude Academies provides tennis, golf, soccer, beach volleyball, and indoor volleyball programs specializing in the training and education of young aspiring student-athletes from around the world, providing a pathway from elementary school to college to the professional ranks. Altitude Academies also operates a proprietary educational model that currently focuses on blending sports and academics.

Academic Tuition Properties

Altitude Online was established to support and address the global demand for distance learning. This is a natural extension of our existing brick-and-mortar academic operations. Through our corporation system status, Altitude Online is fully accredited school. The economics of an online distance school presents a significant potential opportunity. Now students from around the world will have the opportunity to earn an American high school diploma in their home countries while attending Altitude Online. The curriculum for both the regular and distance delivery is digital with built-in course sequencing, pacing, and student, and parent-teacher transparency. There are 60 languages incorporated with the platform, making it easy to onboard students from around the world. Altitude can support the destination student residing in Port Saint Lucie, Florida, as well as students in the United States or around the world.

Sport Technology Properties

Altitude Water manufactures Atmospheric Water Generators (“AWGs”). AWGs produce pure water through the condensation process. Our AWGs range from smaller residential, light commercial, and heavy-duty military-grade machines. The machines supply up to 12, 100, and 200 gallons of water per day.

SLCS was formed to operate the operations and technology for a wide variety of services to its corporate customers, including but not limited to general office cleaning, carpet cleaning, window cleaning, and other janitorial protocols. Fogging to prevent and protect against exposure to various bacteria, fungi, and viruses. During the coronavirus (COVID-19) pandemic, SLCS performed, and continues to perform, weekly fogging and sanitizing services for CMAS. SLCS provides SLCS carries numerous products for sanitizing using an electrostatic fogger to protect offices and their employees for an extended period depending on the client’s needs.

2

Altitude Chambers specializes in creating uniquely engineered, membrane-based designs for simulated altitude training environments. Altitude Chambers entered into an exclusive, perpetual licensing agreement with Sporting Edge UK Ltd., Inc. (“Sporting Edge UK”), a UK company, which granted Altitude International, Inc. a license and access to Sporting Edge’s intellectual property and proprietary technology related to properly engineered, membrane-based designs for simulated altitude training equipment. The product line ranges from personal at-home use machines to fully integrated environmental rooms and chambers. Altitude has the licensing rights to use all technology to manufacture the products and to sell them (directly or through distributors) in North, Central, and South America. The manufacturing of the environmental rooms and chambers takes place in the United States.

Altitude Wellness will focus on helping its future members reach their individual health goals by offering various experiences that enhance the way members look and feel. Multiple modalities ranging from altitude chambers, cryo chambers, ozone chamber, red light therapy, IV therapy, infrared sauna, and neuro feedback are just a few of the treatments that will be available.

Recent Developments

Purchase Agreement

On April 27, 2022, the Company entered into a purchase and sale agreement (the “Purchase Agreement”) by and among the Company, Sandpiper Resort Properties, Inc. (“SRP”) and Holiday Village of Sandpiper, Inc. (“HVS”, and together with SRP, the “Sellers”), whereby the Company agreed to purchase Sellers’ real estate property in Port Saint Lucie, Florida (the “Property”). The Property being sold in the Purchase Agreement is the Property on which the Company’s facilities are currently located and where the Company currently operates.

The purchase price for the Property is $55,000,000, with an initial deposit of $500,000 due within five business days of the execution of the Purchase Agreement. This deposit was delivered by the Company on May 2, 2022. The Company has until May 31, 2022 to complete its due diligence on the Property, until which time it can terminate the Purchase Agreement or elect to proceed to a closing. If the Company elects to proceed to a closing, an additional nonrefundable deposit of $500,000 is due within five days following the expiration of the due diligence period.

The Closing Date of the purchase of the Property shall occur no later than June 30, 2022, or at such earlier time as the parties agree. The Company may assign the Purchase Agreement to an affiliate of the Company no later than five days prior to the closing, as long as the Company is not released of its obligations under the Purchase Agreement and the Company is responsible for any associated costs.

Bridge Loan

On April 29, 2022, the Company and its wholly owned subsidiary, Trident Water, LLC, entered into a Second Amendment to Loan Agreement (the “Amended Loan Agreement”) with FVP Servicing, LLC, a Delaware limited liability company (“FVP”). The Amended Loan Agreement amends that certain loan agreement dated as of December 20, 2022, as amended on February 8, 2022 between the Company and FVP.

Under the terms of the Amended Loan Agreement, the Company received an increase to the amount of the loan from FVP in an incremental advance in the amount of $2,650,000 in the form of a promissory note (the “FVP Note”) secured by the assets of the Company and its wholly owned subsidiaries and guaranteed by the Company and its subsidiaries. The Amended Loan Agreement combines all amounts previously advanced under the FVP loan agreements and amends the principal amount of the FVP Note to $3,250,000. The FVP Note bears interest at eight percent (8%) per annum and the maturity date of the note is April 22, 2023. The Company will pay FVP interest-only payments monthly for the duration of the term.

The RUSH Consulting, Management and License Agreement

On March 7, 2022, the Company and the Company’s wholly owned subsidiary, CMA Soccer, LLC (“CMAS”) entered into a Consulting, Management and License Agreement (the “RUSH Agreement”) with Soccer Partners America, a Colorado not for profit corporation (“RUSH Soccer”).

RUSH Soccer is a national competitive youth soccer club that administers boys’ and girls’ teams internationally (the “RUSH Programs”) with proprietary training methodology, documentation and materials (the “RUSH Materials”), proprietary technologies and platforms (the “RUSH Technologies”), and a database of individuals (the “RUSH Database”).

Pursuant to the terms of the RUSH Agreement, CMAS agreed to administer, deliver and develop the RUSH Programs for an initial term of ten years, with further automatic renewals for two five-year terms. RUSH Soccer has granted CMAS an exclusive license to use the RUSH Soccer name, their logo, the RUSH Materials and the RUSH Technologies in connection with the operation, marketing and exploitation of full time, school semester, school year and short time weekly, junior, adult, professional and family, boarding and non-boarding soccer programs.

CMAS agreed to pay RUSH Soccer a fee of $20,000 per year annually during the term of the RUSH Agreement.

CMAS and the Company agreed to engage Timothy Schulz (“Schulz”), RUSH Soccer’s president and CEO, and other key personnel from RUSH Soccer, to perform work for CMAS.

Additionally, the Company, CMAS and RUSH Soccer agreed to establish a RUSH-branded men’s professional soccer team (the “Pro Team”) that shall be a wholly owned subsidiary of CMAS and shall be managed by Schulz. The Company, CMAS and RUSH Soccer agree to work together to raise $3,000,000, $2,700,000 of which shall be used for the establishment and operation of the Pro Team and $300,000 of which will be used for the administration of the RUSH Programs. If the amount for the Pro Team is not raised within the first three years of the RUSH Agreement, RUSH Soccer may terminate the Agreement within 90 days following the third year anniversary of the RUSH Agreement.

3

Market Opportunity

The Company’s core revenue generators are uniquely positioned in the sport and education space. The founders of Altitude have a long history in blending the benefits of sports, education, hospitality and real estate development to create their own sustainable integrated marketplace. The new global Rush Soccer relationship adds to and complements this strategy. With the Rush transaction, the Company consolidated 61 clubs and more than 47,000 soccer players in the United States alone, positioning the Company for significant growth through multiple levels of programming offerings to the Rush constituents. Altitude’s current destination full-time and weekly tuition operations are recognized among the top international sports academies in the world. Its location on 238 acres with more than 3,000 feet of waterfront in Port Saint Lucie, Florida, makes Altitude an attractive academy destination globally.

Growth Strategy

Altitude is focused on continued increase in volume and capture rate in its core tennis, golf, soccer, and volleyball tuition operations. The Company hopes to be able to add additional categories of tuition programming like basketball, lacrosse, etc. in the coming years.

The addition of Altitude Online will allow for growth in our academic component with our distance learning offering to our customers. Through the acquisition of Rush Soccer, Altitude will implement added programs on the full-time, weekly, tournament, and regional soccer schools and transaction fees and member dues with growth.

Competitive Strengths

Our strengths reside in our 40-year management history, methodology and method of delivery, our ability to execute, our infrastructure and location, our price in the market, and the fact that we are founding pioneers in the sports academy industry.

Corporate Information

Our principal executive offices are located at 4500 SE Pine Valley Street, Port Saint Lucie, Florida 34952. Our telephone number is (772) 323-0625. Our corporate website address is located at https://altdintl.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTC under the symbol “ALTD.” In connection with this offering, we intend to apply to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “ALTD” and “ALTDW,” respectively. If approved, we expect to list our Common Stock and the Warrants offered in this offering on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock and Warrants. If Nasdaq or another U.S. securities exchange does not approve the listing of our Common Stock and Warrants, we will not proceed with this offering. There can be no assurance that our Common Stock and warrants will be listed on the Nasdaq or another securities exchange.

Impact of COVID-19 Pandemic

The recent outbreak of COVID-19 has spread across the globe and is impacting worldwide economic activity. In response to the COVID-19 pandemic, during 2020 and 2021, the Company established policies and protocols to address safety considerations. The extent to which the COVID-19 pandemic will continue to affect the Company’s business, financial condition, liquidity, and the Company’s operating results will depend on future developments, which are highly uncertain and cannot be predicted. It will depend on various factors including the duration and severity of the outbreak, the severity, or variants of COVID-19, including the omicron variant and its subvariants, and the effectiveness, acceptance, and availability of vaccines in countries throughout the world, and new information which may emerge concerning the appropriate responses if and to the extent that the availability of vaccines reduces restrictions imposed during the pandemic.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

Implications of Being a Smaller Reporting Company

As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations (e.g., matters regarding executive compensation) in our periodic reports, proxy statements and registration statements; and

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

4

SUMMARY OF THE OFFERING

Issuer:	Altitude International Holdings, Inc.

Securities offered(1):	[●] Units, at a public offering price of $[●] per Unit, each consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately; but will be purchased together in this offering.

Description of Warrants included in Units:	The exercise price of the Warrants is $ [●] per share ([●]% of the public offering price per Unit). Each Warrant is exercisable for one share of Common Stock. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agency agreement, dated as of the effective date of this offering, between us and [●], Inc. as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Our Securities—Warrants” in this prospectus.

Over-allotment option:	We have granted to the Representative a 45-day option to purchase up to [●] additional shares of our Common Stock at a public offering price of $[●] per share, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Common Stock outstanding before this offering:	369,608,405 shares

Common Stock outstanding after the offering(2):	[●] shares, or [●] shares if the underwriters exercise their over-allotment option in full.

Use of proceeds:

We estimate that the net proceeds to us from this offering will be approximately $[●] million, or approximately $[●] million if the underwriters exercise their over-allotment option in full, assuming an offering price of $[●] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for [general corporate purposes], including [●]. See “Use of Proceeds” for additional information.

Underwriters’ compensation:

In connection with this offering, the underwriters will receive an underwriting discount equal to 8% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Representative Warrants:

Upon the closing of this offering, we have agreed to issue to EF Hutton warrants that will expire on the fifth anniversary of the commencement date of sales in this offering, entitling the representative to purchase 4% of the number of shares of Common Stock sold in this offering. The registration statement of which this prospectus forms a part also covers the Representative Warrants and the shares of Common Stock issuable upon the exercise thereof.

Proposed Nasdaq Capital Market trading symbol and listing:	We intend to apply to the Nasdaq Capital Market to list our Common Stock under the symbol “ALTD” and our Warrants under the symbol “ALTDW.” No assurance can be given that our listing application will be approved.

Lock-up agreements:	We, our directors, executive officers, and shareholders who own 5% or more of our outstanding Common Stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days, commencing on the date of this prospectus. See “Underwriting” for additional information.

Dividend policy:	We have not historically paid dividends on our Common Stock and do not anticipate paying dividends on our Common Stock for the foreseeable future.

Transfer agent/Warrant Agent:	Action Stock Transfer Corp.
Risk factors:	See “Risk Factors” beginning on page 8 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1)	The actual number of Units we will offer and the actual price per Unit will be determined based on the actual public offering.

(2)	The total number of shares of Common Stock that will be outstanding after this offering is based on [●] shares of Common Stock outstanding as of [●], 2022. Unless otherwise indicated, the shares outstanding after this offering excludes the following:
●	[●] shares of our Common Stock issuable upon the exercise of the Warrants to be issued as part of the Units;

●	[●] shares of our Common Stock issuable upon exercise of the Warrants underlying the underwriter’s over-allotment option; and

●	[●] shares of our Common Stock issuable upon exercise of the Representative Warrants.

5

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations and balance sheet data for the fiscal years ended December 31, 2021 and 2020, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Consolidated Balance Sheets – As of December 31, 2021 and 2020:

	2021	2020
ASSETS
Current assets
Cash	$423,165	$134,003
Accounts receivable, net	91,520	269,962
Inventory	161,235	50,536
Prepaid expense	88,134	202,003
Total current assets	764,054	656,504

Fixed assets, net	71,036	286,099
Intangible assets, net	287,500	-
Goodwill	29,493,398	-

Total assets	$30,615,988	$942,603

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Notes payable – related party	$-	$69,200
Notes payable	-	934,568
Accounts payable and accrued expenses	436,896	466,708
Accounts payable and accrued expenses – related party	-	113,422
Stockholders’ advance	36,211	36,211
PPP loan	20,800	30,595
Deferred revenue	1,388,126	1,378,502
Total current liabilities	1,882,033	3,029,206

Non-current liabilities
Notes payable, net of current portion	1,288,887	263,300
Total non-current liabilities	1,288,887	263,300
Total liabilities	3,170,920	3,292,506

Commitments and contingencies – Note 7	-	-

Stockholders’ equity (deficit)
Preferred stock – no par value, 5,000,000 shares authorized, 51 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	-
Common stock – no par value, 600,000,000 shares authorized, 358,070,905 and 51,487,764 shares issued, issuable, and outstanding at December 31, 2021 and 2020, respectively	30,362,949	3,091,136
Members’ deficit	-	(1,981,343)
Additional paid in capital	-	(1,270,366)
Non-controlling members’ deficit	-	(44,454)
Accumulated deficit	(2,917,881)	(2,144,876)
Total stockholders’ equity (deficit)	27,445,068	(2,349,903)
Total liabilities and stockholders’ equity (deficit)	$30,615,988	$942,603

6

Consolidated Statements of Operations – Years Ended December 31, 2021 and 2020:

	2021	2020

Revenue	$6,595,867	$5,524,410

Operating expenses
Direct costs of revenue	2,862,941	2,217,974
Professional fees	407,401	106,639
Salary expenses	2,396,915	1,478,414
Stock-based compensation	657,947	-
Marketing expense	240,080	108,229
Rent expense	648,080	98,209
Impairment expense	-	378,433
Other general and administrative expenses	1,804,505	1,723,531
Total operating expenses	9,017,869	6,111,429

Loss from operations	(2,422,002)	(587,019)

Other income (expenses)
Loss on settlement of debt	(11,754)	-
Gain on forgiveness of PPP loans	614,972	507,207
Interest expense	(22,833)	(45,486)
Total other income (expenses)	580,385	461,721

Net loss before non-controlling interest	(1,841,617)	(125,298)
Net loss attributable to non-controlling interests	-	(20,011)
Net loss	$(1,841,617)	$(105,287)

Earnings per share – basic and fully diluted	$(0.01)	$(0.00)

Weighted average number of shares of common stock – basic and fully diluted	189,059,461	45,323,448

7

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making a decision to invest in the Units, shares of our Common Stock, and the Warrants, you should carefully consider the risks that are described in this section, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the SEC. You should also read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” on page 23 of this prospectus. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in our securities and the suitability of investing in our securities in light of your particular circumstances. If any of the risks contained in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our Common Stock could decline and you may lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Company operates in an environment that involves many risks and uncertainties. The risks and uncertainties described in this section are not the only risks and uncertainties that we face. Additional risks and uncertainties that presently are not considered material or are not known to us, and therefore are not mentioned herein, may impair our business operations. If any of the risks described actually occur, our business, operating results and financial position and value of our securities could be adversely affected.

Risks Related to Our Company

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission (“SEC”).

Our revenues and profitability can fluctuate from period to period and are often difficult to predict due to factors beyond our control.

Our results of operations in any particular period may not be indicative of results to be expected in future periods, and have historically been, and are expected to continue to be, subject to periodic fluctuations arising from a number of factors, including:

●	Introduction and market acceptance of new products and sales trends affecting specific existing products;
●	Variations in product selling prices and costs and the mix of products sold;
●	Size and timing of retail customer orders, which, in turn, often depend upon the success of our customers’ businesses or specific products;
●	Changes in the market conditions for consumer fitness equipment;
●	Changes in macroeconomic factors;
●	Availability of consumer credit;
●	Timing and availability of products coming from our offshore contract manufacturing suppliers;
●	Seasonality of markets, which vary from quarter-to-quarter and are influenced by outside factors such as overall consumer confidence and the availability and cost of television advertising time;
●	Effectiveness of our media and advertising programs;
●	Customer consolidation in our retail segment, or the bankruptcy of any of our larger retail customers;
●	Restructuring charges;
●	Goodwill and other intangible asset impairment charges; and
●	Legal and contract settlement charges.

8

These trends and factors could adversely affect our business, operating results, financial position and cash flows in any particular period.

We may require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

We have limited financial resources, no operating cash flow and no assurance that sufficient funding will be available to us to fund our operating expenses and to further develop our business. We expect the net proceeds from this offering, along with our current cash position, will enable us to fund our operating expenses and capital expenditure requirements for at least the next twelve months. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations while we implement and execute our business plan. In addition, any additional equity financing may involve substantial dilution to our existing shareholders. There can be no assurance that such additional capital will be available on a timely basis or on terms that will be acceptable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of operations or the further development of our business with the possible loss of such properties or assets. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund our business or the expansion thereof, take advantage of strategic acquisitions or investment opportunities or respond to competitive pressures. Such inability to obtain additional financing when needed could have a material adverse effect on our business, results of operations, cash flow, financial condition and prospects.

If we are unable to anticipate consumer preferences or to effectively develop, market and sell future products, our future revenues and operating results could be adversely affected.

Our future success depends on our ability to effectively develop, market and sell new products that respond to new and evolving consumer preferences. Accordingly, our revenues and operating results may be adversely affected if we are unable to develop or acquire rights to new products that satisfy consumer preferences. In addition, any new products that we market may not generate sufficient revenues to recoup their acquisition, development, production, marketing, selling and other costs.

Decline in consumer spending would likely negatively affect our product revenues and earnings.

Success of each of our products depends substantially on the amount of discretionary funds available to our customers, including universities, sports teams and gym owners. Global credit and financial markets have experienced extreme disruptions in the recent past, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that similar disruptions will not occur in the future. Deterioration in general economic conditions may depress consumer spending, especially spending for high-end athletic products such as ours. Poor economic conditions could in turn lead to substantial decreases in our net sales or have a material adverse effect on our operating results, financial position and cash flows.

Government regulatory actions could disrupt our marketing efforts and product sales.

Various international and U.S. federal, state and local governmental authorities, including the Federal Trade Commission, the Consumer Product Safety Commission and the SEC, regulate our product and marketing efforts. Our revenue and profitability could be significantly harmed if any of these authorities commence a regulatory enforcement action that interrupts our marketing efforts, results in a product recall or negative publicity, or requires changes in product design or marketing materials.

In addition, our business and operations are subject to a variety of regulatory requirements in the United States and abroad, including, among other things, with respect to labor, tax, and data privacy. Compliance with these regulatory requirements may be onerous and expensive, especially where these requirements are inconsistent from jurisdiction to jurisdiction or where the jurisdictional reach of certain requirements is not clearly defined or seeks to reach across national borders. Regulatory requirements in one jurisdiction may make it difficult or impossible to do business in another jurisdiction. We may also be unsuccessful in obtaining permits, licenses or other authorizations required to operate our business. While we have implemented policies and procedures designed to achieve compliance with these laws and regulations, we cannot be sure that we or our personnel will not violate applicable laws and regulations or our policies regarding the same.

9

Currency exchange rate fluctuations could result in higher costs, reduced margins or decreased international sales.

Some key components may be manufactured outside of the U.S. and, therefore, currency exchange rate fluctuations could result in higher costs for our products or could disrupt the business of independent manufacturers that produce our products, by making their purchases of raw materials more expensive and more difficult to finance. Our future financial results could be significantly affected by the value of the U.S. dollar in relation to the foreign currencies in which we, our customers or our suppliers conduct business. Past fluctuations in currency exchange rates versus the U.S. dollar have caused our costs for certain products to increase, reducing our margins and cash flows. Similar fluctuations and cost increases may occur in the future. If we are unable to increase our selling prices to offset such cost increases, or if such increases have a negative impact on sales of our products, our revenues and margins would be reduced, and our operating results and cash flows would be negatively impacted. In addition, a portion of our revenue may be derived from sales outside the U.S. in our territory including Canada, Central and South America. Currency rate fluctuations could make our products more expensive for foreign consumers and reduce our revenue, which would negatively affect our operating results and cash flows.

The markets in which we operate are highly competitive, both within the United States and internationally.

We face competition from a variety of other domestic and foreign companies. We face competition from alternative providers of the services and programs we offer and from other forms of sports activities in a rapidly changing and increasingly fragmented environment. Given the dynamic evolution of the industry, it can be difficult to plan strategically, and it is possible that competitors will be more successful than us at adapting to the changing landscape and pursuing business opportunities. As some of our competitors have financial resources that are greater than ours, they may spend more money and time on developing and testing programs and products, undertake more extensive marketing campaigns, or otherwise develop more commercially successful programs and products than ours, which could impact our ability to win new customers. Furthermore, new competitors may enter our key market areas. If we are unable to obtain significant market presence or if we lose market share to our competitors, our results of operations and future prospects would be materially adversely affected. Our success depends on our ability to develop new programs and products and enhance existing programs and products.

We depend on the continued service of the members of our executive management and other key employees, as well as management of acquired businesses, the loss or diminished performance of whom could adversely affect our business.

Our performance is substantially dependent on the performance of the members of our executive management and other key employees, as well as management of acquired businesses. We often rely on these individuals to conduct day-to-day operations and pursue growth. We cannot be sure that any member of our senior management will remain with us or that they will not compete with us in the future. The loss of any member of our senior management team could impair our ability to execute our business plan and growth strategy, have a negative impact on our revenues and the effective working relationships that our executive management have developed, and cause employee morale problems and the loss of additional key employees and customers.

Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our clients, or our key personnel could adversely affect our business.

Our professional reputation is essential to our continued success and any decrease in the quality of our reputation could impair our ability to, among other things, recruit and retain qualified and experienced agents, managers, and other key personnel, retain or attract agency clients or customers, or enter into licensing and sponsorship engagements. Our overall reputation may be negatively impacted by a number of factors, including negative publicity concerning us, members of our management or our agents, managers, and other key personnel. Our professional reputation could also be impacted by adverse publicity relating to one or more of our owned or majority owned brands, events, or businesses.

10

Unauthorized disclosure of sensitive or confidential client or customer information could harm our business and standing with our clients and customers.

The protection of our client, customer, employee, and other company data is critical to us. We may collect, store, transmit, and use personal information relating to, among others, employees, consumers, and event participants. During the COVID-19 pandemic, we may also collect certain COVID-related health and wellness information about our employees and others. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential client and customer information. Our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, payment card terminal tampering, computer viruses, misplaced, lost or stolen data, programming or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of client or customer information, whether by us or our third-party service providers, could damage our reputation, result in the loss of clients and customers, expose us to risk of litigation and liability or regulatory investigations or actions, disrupt our operations, and harm our business. In addition, as a result of recent security breaches, the media and public scrutiny of information security and privacy has become more intense. As a result, we may incur significant costs to change our business practices or modify our service offerings in connection with the protection of personally identifiable information.

We are subject to periodic litigation, product liability risk and other regulatory proceedings, which could result in unexpected expense of time and resources.

From time to time, we may be a defendant in lawsuits and regulatory actions relating to our business or the former operations of our discontinued commercial business segment. Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. An unfavorable outcome could have a material adverse impact on our business, financial condition, and results of operations. In addition, any significant litigation in the future, regardless of its merits, could divert management’s attention from our operations and may result in substantial legal costs.

We are subject to warranty claims for our products, which could result in unexpected expense.

Many of our products carry warranties for defects in quality and workmanship. We may experience significant expense as the result of product quality issues, product recalls or product liability claims which may have a material adverse effect on our business.

Participants and spectators in connection with our training and education programs are subject to potential injuries and accidents, which could subject us to personal injury or other claims and increase our expenses, as well as reduce attendance at our training and education programs, causing a decrease in our revenue.

There are inherent risks to participants and spectators involved with producing, attending, or participating in our training and education programs. Injuries and accidents have occurred and may occur from time to time in the future, which could subject us to substantial claims and liabilities for injuries. Incidents in connection with our training and education programs at any of our facilities or facilities that we rent could also result in claims, reducing operating income or reducing attendance at our events, causing a decrease in our revenues. There can be no assurance that the insurance we maintain will be adequate to cover any potential losses. The physical nature of many of our training and education programs exposes the athletes that participate to the risk of serious injury or death. These injuries could include concussions, and many sports leagues and organizations have been sued by athletes over alleged long-term neurocognitive impairment arising from concussions. Although the participants in certain of our training and education programs may be responsible for maintaining their own health, disability and life insurance, we may seek coverage under our accident insurance policies, if available, or our general liability insurance policies, for injuries that athletes incur while competing. To the extent such injuries are not covered by our policies, we may self-insure medical costs for athletes for such injuries. Liability to us resulting from any death or serious injury, including concussions, sustained by athletes while competing, to the extent not covered by our insurance, could adversely affect our business, financial condition, and operating results.

11

Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business, financial condition, and results of operations.

We may from time to time seek to enforce our intellectual property rights against infringers when we determine that a successful outcome is probable and may lead to an increase in the value of the intellectual property. If we choose to enforce our intellectual property rights against a party, then that individual or company has the right to ask the court to rule that such rights are invalid or should not be enforced. These lawsuits and proceedings are expensive and would consume time and resources and divert the attention of managerial and operational personnel even if we were successful in stopping the infringement of such rights. In addition, there is a risk that the court will decide that such rights are not valid and that we do not have the right to stop the other party from using the inventions.

Further, our competitors have been granted patents protecting various products and solutions. If our products and solutions employ these processes, or other subject matter that is claimed under our competitors’ patents, or if other companies obtain patents claiming subject matter that we use, those companies may bring infringement actions against us. The question of whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which might later result in issued patents that our products and solutions may infringe. There can be no assurance that our products will not be determined to have infringed upon an existing third-party patent. If any of our products and solutions infringes a valid patent, we may be required to discontinue offering certain products or systems, pay damages, purchase a license to use the intellectual property in question from its owner, or redesign the product in question to avoid infringement. A license may not be available or may require us to pay substantial royalties, which could in turn force us to attempt to redesign the infringing product or to develop alternative technologies at a considerable expense. Additionally, we may not be successful in any attempt to redesign the infringing product or to develop alternative technologies, which could force us to withdraw our products or services from the market.

We may also infringe other intellectual property rights belonging to third parties, such as trademarks, copyrights, and confidential information. As with patent litigation, the infringement of trademarks, copyrights and confidential information involve complex legal and factual issues and our products, branding or associated marketing materials may be found to have infringed existing third-party rights. When any third-party infringement occurs, we may be required to stop using the infringing intellectual property rights, pay damages and, if we wish to keep using the third-party intellectual property, purchase a license or otherwise redesign the product, branding, or associated marketing materials to avoid further infringement. Such a license may not be available or may require us to pay substantial royalties.

Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On December 31, 2021, we had $423,165 in cash. Our net losses incurred for the year ended December 31, 2021 were $1,841,617 and working capital deficit was $1,117,979 at December 31, 2021. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Even after consummation of the offering as contemplated, we may need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests.

In order for us to pursue our business objectives, even after consummation of the offering as contemplated, we may need to raise additional capital, which additional capital may not be available on reasonable terms or at all. Any additional capital raised through the sale of equity or equity-backed securities may dilute our shareholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding. In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Risks Related to Investment in our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC on which shares of our Common Stock are quoted, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our Common Stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

●	variations in our operating results;
●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
●	changes in operating and stock price performance of other companies in our industry;
●	additions or departures of key personnel; and
●	future sales of our Common Stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our Common Stock.

12

Our shares of Common Stock may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our Common Stock will be sustained. This situation is attributable to many factors, including the fact that we are a small company which is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until we become more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our Common Stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be able to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act which imposes additional sales practice requirements on brokers-dealers who sell our securities. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our Common Stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit your ability to buy and sell our Common Stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

13

Stockholders’ voting power and ownership interest may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

Our Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), authorizes our Board of Directors (“Board”) to issue up to 600,000,000 shares of Common Stock and up to 5,000,000 shares of preferred stock, of which we have designated 51 shares as Series A Preferred Stock (“Series A Preferred Stock”) (which were issued to our Chief Executive Officer, Gregory Breunich). The Series A Preferred Stock shares vote together with the Common Stock and has voting rights equal to 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible (the “Numerator”) to vote at the time of the respective vote divided by 0.49 minus the Numerator, resulting in nearly [●]% of the available stockholder votes upon the closing of the offering. The Series A Preferred Stock is not convertible into shares of Common Stock of the Company or redeemable by either the Company or another person. The power of the Board to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the company’s outstanding Common Stock or voting power.

Given that we do not have committed sources of financing, we may attempt to raise capital by selling shares, possibly at a deep discount to market. These actions may result in dilution of the ownership interests and voting power of existing stockholders, further dilute Common Stock book value, and may delay, defer or prevent a change of control. As of May 2, 2022, we had approximately 369,608,405 total shares of Common Stock.

Additionally, series of preferred stock may carry the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock, superior voting or conversion rights and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock.

Volatility in our common share price may subject us to securities litigation.

The market for our Common Stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our Common Stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

14

We will incur increased costs and compliance risks as a result of becoming a public company.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and FINRA. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act (“Section 404”), to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our Common Stock.

A majority of the outstanding shares of our Common Stock are “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of Common Stock, may have a depressive effect upon the price of our shares of Common Stock in any active market that may develop.

We currently do not intend to pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.

You may experience dilution of your ownership interest due to the future issuance of additional shares of our Common Stock.

We are in a capital-intensive business and we do not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our Common Stock. We are currently authorized to issue 600,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Additionally, the Board may subsequently approve increases in authorized Common Stock. The potential issuance of such additional shares of common or preferred stock or convertible debt may create downward pressure on the trading price of our Common Stock. We may also issue additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of shares of Common Stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our shares of Common Stock. A decline in the price of our shares of Common Stock could make it more difficult to raise funds through future offerings of our shares of Common Stock or securities convertible into shares of Common Stock.

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Our Articles of Incorporation allows for our Board to create new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our Common Stock.

Our authorized capital includes preferred stock issuable in one or more series. Our Board has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions, and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of Common Stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

There is currently only a limited public market for our Common Stock and no public market for our Warrants. Failure to develop or maintain a trading market could negatively affect their value and make it difficult or impossible for you to sell your shares.

There is currently only a limited public market for our Common Stock and no market for our Warrants and the public offering price of the units may bear no relationship to the price at which our Common Stock and Warrants will trade after this offering. An active public market for our Common Stock and/or Warrants may not develop or be sustained. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or Warrants without depressing the market price for such securities or recover any part of your investment in us. Even if an active market for our Common Stock and Warrants does develop, the market price of such securities may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our securities. Further, quotes for shares of our Common Stock on the OTC may not be indicative of the market price on a national securities exchange.

If and when a larger trading market for our securities develops, the market price of such securities is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your securities at or above the price at which you acquired them.

The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments or disputes concerning proprietary rights;

●	developments in the financial markets and worldwide or regional economies;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors” section.

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The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities.

Efforts to comply with the applicable provisions of Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us and the market price of our Common Stock.

Under current SEC rules, we have been required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, and related rules and regulations of the SEC. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. This process may result in a diversion of management’s time and attention and may involve significant expenditures. We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act. The rules governing the standards that must be met for our evaluation management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We expect to begin the process of reviewing, documenting, and testing our internal control over financial reporting after completion of this offering. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our Common Stock could decline.

If securities or industry analysts do not publish or cease publishing research or reports about us, or publish inaccurate or unfavorable reports about, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our Common Stock, to some extent, will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. We do not have any control over these analysts. And we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our Common Stock, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Common Stock or trading volume to decline.

Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We expect to begin the process of reviewing, documenting and testing our internal control over financial reporting after completion of this offering. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our Common Stock could decline.

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Risks Related to this Offering

Our executive officers, directors, and principal shareholders maintain the ability to control substantially all matters submitted to shareholders for approval.

As of May 2, 2022, our executive officers, directors, and shareholders who owned more than 5% of our outstanding Common Stock, in the aggregate, beneficially owned 164,723,108 shares of Common Stock representing approximately 44.62% of our outstanding capital stock after giving effect to the shares sold in this offering or [●]% if the underwriters exercise their overallotment option in full. As a result, if these shareholders were to choose to act together, they would be able to control substantially all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation, or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other shareholders may desire.

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

The Warrants included in the Units in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay the exercise price per share, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The Warrants offered by this prospectus may not have any value.

The Warrants offered by this prospectus will be exercisable for five years from the date of issuance. There can be no assurance that the market price of our Common Stock will ever exceed the exercise price of the Warrants. In the event that our Common Stock price does not exceed the exercise price of the Warrants during the term of the Warrants, the Warrants may not have any value.

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Warrants are speculative in nature.

The Warrants included in the Units in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of per share, prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. As of December 31, 2021, the Company’s Principal Executive Officer and Principal Financial and Accounting Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective to provide reasonable assurance that information that it is required to disclose in reports that the Company files with the SEC is recorded, processed, summarized, and reported within the time periods specified by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules and regulations. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley Act or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our Board will continue to conclude, that it is in the best interests of the Company and its shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $7.73 per share, based on the assumed public offering price of $[●] per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

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There can be no assurances that our Common Stock once listed on the Nasdaq Capital Market will not be subject to potential delisting if we do not continue to maintain the listing requirements of the Nasdaq Capital Market.

We intend to apply to list the shares of our Common Stock and Warrants on the Nasdaq Capital Market under the symbols “ALTD” and “ALTDW”, respectively. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq), would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds of this offering primarily for general corporate purposes, including an equity component of the real estate acquisition and expansion of sports’ academy facilities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our Company. If no securities or industry analysts commence coverage of our Company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

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If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

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As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

As a “smaller reporting company,” we may at some time in the future choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Under Nasdaq rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on Nasdaq. For example, a smaller reporting company is exempt from the requirement of having a compensation committee composed solely of directors meeting certain enhanced independence standards, as long as the compensation committee has at least two members who do meet such standards. Although we have determined not to avail ourselves of this or other exemptions from Nasdaq requirements that are or may be afforded to smaller reporting companies while we will seek to maintain our shares on Nasdaq, in the future we may elect to rely on any or all of these exemptions. By electing to utilize any such exemptions, our Company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, if we were to avail ourselves of these exemptions, our stock price might suffer, and there is no assurance that we would be able to continue to meet all continuing listing requirements of Nasdaq from which we would not be exempt, including minimum stock price requirements.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under Nasdaq’s rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, without limitation, (i) the requirement that a majority of the Board consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to our Board by a compensation committee that is comprised solely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors. Although we currently do not intend to rely on the “controlled company” exemption, we could elect to rely on this exemption in the future if we are a controlled company after this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our Common Stock to look less attractive to certain investors or otherwise harm our trading price.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors before distributing any assets to the investors. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

Our Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our Warrant Agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

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Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth, and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to comply with new regulations that affect our business;

●	Our ability to evaluate and measure our business, prospects, and performance metrics;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions;

●	Risks related to the integration with regards to potential or completed acquisitions;

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows;

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●	Our ability to obtain, maintain and defend patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, we may not be able to compete effectively; and

●	We depend on our proprietary technology which we may not be able to protect.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in our press releases) for other factors that may cause actual results to differ materially from those projected by the Company. For additional information regarding risk factors that could affect the Company’s results, see “Risk Factors” beginning on page 8 of this prospectus, and as may be included from time-to-time in our reports filed with the SEC.

The Company intends the forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise such forward-looking statements as more information becomes available or to reflect changes in expectations, assumptions, or results. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus, could materially and adversely affect our results of operations, financial condition, and liquidity, and our future performance.

Industry Data and Forecasts

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

Based upon an assumed public offering price of $[●] per share, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately $[●] million assuming the Representative does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering for the following purposes:

Use of Net Proceeds
Working Capital	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering and any proceeds from the exercise of Warrants, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next [12 months]. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is currently quoted on the OTC under the trading symbol “ALTD.” Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On May 2, 2022, the reported closing price of our Common Stock was $0.0275 per share.

Nasdaq Listing Application

Our Common Stock is currently quoted on the OTC under the symbol “ALTD.” In connection with this offering, we intend to apply to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “ALTD” and “ALTDW,” respectively. If approved, we expect to list our Common Stock and the Warrants offered in this offering on Nasdaq upon consummation of this offering, at which point our Common Stock will cease to be traded on the OTC. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock and Warrants. If Nasdaq or another U.S. securities exchange does not approve the listing of our Common Stock and Warrants, we will not proceed with this offering. There can be no assurance that our Common Stock and warrants will be listed on the Nasdaq or another securities exchange. For more information see the section “Risk Factors.”

Holders

As of May 2, 2022, there were 369,608,405 shares of Common Stock issued and outstanding and approximately 181 registered holders of record of our Common Stock. The number of shareholders of record does not include certain beneficial owners of our Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Action Stock Transfer Corp. with offices located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, and a telephone number of (801) 274-1088. Our transfer agent will also serve as the Warrant Agent for the warrants underlying the Units sold in this offering.

Dividend Policy

We have not paid dividends during the three most recently completed fiscal years and have no current plans to pay dividends on our Common Stock. We currently intend to retain all earnings, if any, for use in our business.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021. Such information is set forth on the following basis:

●	an actual basis (giving effect on a retroactive basis, to a 1-for [●] reverse stock split which was effected on [●], 2022); and
●

on a pro-forma basis to give effect to our sale of $[●] of Units in this offering at the assumed public offering price of $[●] per share, which is the last reported sale price of our Common Stock on the OTC on [●], 2022, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of December 31, 2021
	Unaudited
	Actual	Pro Forma
Cash and cash equivalents	$423,165	$	[●]
Stockholders’ equity
Preferred stock – no par value, 5,000,000 shares authorized, 51 shares issued and outstanding	—		[●]
Common Stock – no par value, 600,000,000 shares authorized, 358,070,905 shares issued, issuable, and outstanding	30,362,949		[●]
Accumulated deficit	(2,917,881)		[●]
Total stockholders’ equity	$27,445,068	$	[●]
Total capitalization	$27,868,233	$	[●]

Each $1.00 increase (decrease) in the assumed public offering price of $[●] per Unit would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $[●] million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. Each increase (decrease) of [●] Units in the number of Units we are offering would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[●] million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our Common Stock to be outstanding after this offering is based on 358,070,905 shares of our Common Stock outstanding as of December 31, 2021, and excludes:

●	[●] shares of our Common Stock issuable upon the exercise of the Warrants to be issued as part of the Units;

●	[●] shares of our Common Stock issuable upon exercise of the Warrants underlying the underwriter’s over-allotment option; and

●	[●] shares of our Common Stock issuable upon exercise of the Representative Warrants.

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DILUTION

Each Unit, with an assumed public offering price of $[●] per Unit, which is the last reported sale price of our Common Stock on the OTC Markets on [●], 2022, consists of one share of Common Stock and a Warrant to purchase one share of Common Stock.

If you invest in our Units, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock that is part of the Unit and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

As of December 31, 2021, our historical net tangible book value was $[●] or $[●] per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by [●] the number of shares of Common Stock outstanding on December 31, 2021.

After giving effect to the sale of [●] Units, at the assumed offering price of $[●] per Unit, which is the last reported sale price of our Common Stock on the OTC Markets on [●], 2022, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2021 would have been $[●] or $[●] per share of Common Stock. This amount represents an immediate increase in net tangible book value of $[●] per share to our existing stockholders. Investors purchasing our Common Stock in this offering will have paid $[●] more than the as adjusted net tangible book value per share of Common Stock after this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share (attributing no value to the Warrants)	$	[●]
Historical net tangible book value per share as of December 31, 2021	$	[●]
Increase in net tangible book value per share attributable to new investors	$	[●]
Net tangible book value per share after the offering	$	[●]
Dilution per share to new investors	$	[●]

Each $1.00 increase (decrease) in the assumed public offering price of $[●] per Unit would increase (decrease) our net tangible book value after this offering by approximately $[●] per share, and increase (decrease) the dilution per share to new investors by approximately $[●] per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The number of shares of our Common Stock to be outstanding after this offering is based on 358,070,905 shares of our Common Stock outstanding as of December 31, 2021, and excludes:

•	[●] shares of our Common Stock issuable upon the exercise of the Warrants to be issued as part of the Units;

•	[●] shares of our Common Stock issuable upon exercise of the Warrants underlying the underwriter’s over-allotment option; and

•	[●] shares of our Common Stock issuable upon exercise of the Representative Warrants.

If we issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the years ended December 31, 2021 and 2020 should be read in conjunction with the information included under “Business,” “Selected Consolidated Financial Data” and our consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The discussion and analysis below are based on comparisons between our historical financial data for different periods and include certain forward-looking statements about our business, operations, and financial performance. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors described in “Risk Factors.” Our actual results may differ materially from those expressed in, or implied by, those forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Certain information contained in this discussion and elsewhere in this prospectus may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that act. The safe harbor created by the Private Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934, as amended, and Rule 3(a)(51-1) under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission (the “SEC”). We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this prospectus or which are otherwise made by or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “explore,” “consider,” “anticipate,” “intend,” “could,” “estimate,” “plan,” or “propose” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

●	Our ability to raise capital necessary to sustain our anticipated operations and implement our business plan;

●	Our ability to implement our business plan;

●	Our ability to generate sufficient cash to survive;

●	The degree and nature of our competition;

●	The lack of diversification of our business plan;

●	The general volatility of the capital markets and the establishment of a market for our shares; and

●

Disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police, and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

We are also subject to other risks detailed from time to time in our other filings with the SEC and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

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We are also subject to other risks detailed from time to time in our other filings with SEC and elsewhere in this prospectus. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

Altitude International Holdings, Inc., is a holding company comprised of multiple scalable related revenue streams that together create a vertically integrated high-performance sports, education, and technology group. Our mission is to redefine and revolutionize athletic preparation and training, while providing relief, opportunity, and wellness to those that need it the most.

Business Revenue Streams

We operate across three revenue streams: (i) Sport Tuition Properties, (ii) Academic Tuition Properties, and (iii) Sport Technology Properties.

Owned Sports Tuition Properties

Altitude sports properties consist of Altitude Academies, Altitude Volleyball, CMAS, and NMBA.

Altitude Academies provides tennis, golf, soccer, beach volleyball, and indoor volleyball programs specializing in the training and education of young aspiring student-athletes from around the world, providing a pathway from elementary school to college to the professional ranks. Altitude Academies also operates a proprietary educational model that currently focuses on blending sports and academics.

Academic Tuition Properties

Altitude Online was established to support and address the global demand for distance learning. This is a natural extension of our existing brick-and-mortar academic operations. Through our corporation system status, Altitude Online is fully accredited school. The economics of an online distance school presents a significant potential opportunity. Now students from around the world will have the opportunity to earn an American high school diploma in their home countries while attending Altitude Online. The curriculum for both the regular and distance delivery is digital with built-in course sequencing, pacing, and student, and parent-teacher transparency. There are 60 languages incorporated with the platform, making it easy to onboard students from around the world. Altitude can support the destination student residing in Port Saint Lucie, Florida, as well as students in the United States or around the world.

Sport Technology Properties

Altitude Water manufactures Atmospheric Water Generators (“AWGs”). AWGs produce pure water through the condensation process. Our AWGs range from smaller residential, light commercial, and heavy-duty military-grade machines. The machines supply up to 12, 100, and 200 gallons of water per day.

SLCS was formed to operate the operations and technology for a wide variety of services to its corporate customers, including but not limited to general office cleaning, carpet cleaning, window cleaning, and other janitorial protocols. Fogging to prevent and protect against exposure to various bacteria, fungi, and viruses. During the coronavirus (COVID-19) pandemic, SLCS performed, and continues to perform, weekly fogging and sanitizing services for CMAS. SLCS provides SLCS carries numerous products for sanitizing using an electrostatic fogger to protect offices and their employees for an extended period depending on the client’s needs.

Altitude Chambers specializes in creating uniquely engineered, membrane-based designs for simulated altitude training environments. Altitude Chambers entered into an exclusive, perpetual licensing agreement with Sporting Edge UK Ltd., Inc. (“Sporting Edge UK”), a UK company, which granted Altitude International, Inc. a license and access to Sporting Edge’s intellectual property and proprietary technology related to properly engineered, membrane-based designs for simulated altitude training equipment. The product line ranges from personal at-home use machines to fully integrated environmental rooms and chambers. Altitude has the licensing rights to use all technology to manufacture the products and to sell them (directly or through distributors) in North, Central, and South America. The manufacturing of the environmental rooms and chambers takes place in the United States.

Altitude Wellness will focus on helping its future members reach their individual health goals by offering various experiences that enhance the way members look and feel. Multiple modalities ranging from altitude chambers, cryo chambers, ozone chamber, red light therapy, IV therapy, infrared sauna, and neuro feedback are just a few of the treatments that will be available.

Effects of the COVID-19 Pandemic

The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

●	new information which may emerge concerning the severity of the disease;

●	the duration and spread of the outbreak;

●	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

●	regulatory actions taken in response to the pandemic;

●	other business disruptions that affect our workforce;

●	the impact on capital and financial markets; and

●	actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future. If the disruptions posed by the COVID-19 pandemic or other matters of global concern continue for an extensive period of time, the operations of our business may be materially adversely affected.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in the “Risk Factors” section.

Critical Accounting Policies, Estimates and Assumptions

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, valuation of share-based payments.

Changes in Accounting Principles. No significant changes in accounting principles were adopted during fiscal 2020 and 2019.

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Impairment of Long-Lived Assets. The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments and Fair Value Measurements. The Company measures their financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses and short-term loans the carrying amounts approximate fair value due to their short maturities.

We have adopted accounting guidance for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position, or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition. Our sales are generated from three revenue streams: 1) contracts with customers for the design, development, manufacture, and installation of simulated altitude athletic equipment, 2) sports training and academic tuition, and 3) water filtration systems. For the simulated athletic equipment and the water filtration systems, we provide our products under fixed-price contracts. Under fixed-price contracts, we agree to perform the specified work for a pre-determined price. To the extent our actual costs vary from the estimates upon which the price was negotiated, we will generate more or less profit or could incur a loss.

We account for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

We evaluate the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The products and services in our contracts are typically not distinct from one another due to their complex relationships, customization, and the significant contract management functions required to perform under the contract. Accordingly, our contracts are typically accounted for as one performance obligation, except for the simulated altitude athletic equipment whereas there is a service obligation over a period of time.

We determine the transaction price for each contract based on the consideration we expect to receive for the products or services being provided under the contract.

In regard to the simulated altitude athletic equipment and the water filtration systems, we recognize revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, we consider factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of our revenue is recognized over time as we perform under the contract because if our customer were to terminate the contract for reasons other than our non-performance, we would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date plus a reasonable profit to deliver products or services that do not have an alternative use to us.

In regard to the sports training and academics tuition revenue recognition policy, the tuition is recognized over the course of the training period which is typically a semester. In determining when performance obligations are satisfied, we consider factors as to actual attendance at the academy. We would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date.

Stock-Based Compensation. The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Allowance for Doubtful Accounts. The Company establishes an allowance for doubtful accounts to ensure trade receivable are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations. The Company had an allowance at December 31, 2021 and 2020 of $205,455 and $0, respectively. The Company had bad debt expense of $205,455 and $0 for the years ended December 31, 2021, and 2020, respectively.

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Plan of Operation

The 2022 operational plan consists of:

1.	Continue establishing and expanding the different segments associated with the expanded ALTD operations. The divisions include:

a.	Altitude Chamber Technology Division

b.	Tennis, Golf, Basketball, and Academic Academies Division

c.	Soccer Academy Division, including RUSH Soccer

d.	Water Manufacturing / Technology Division

e.	Cleaning and Sanitation Division

f.	Altitude Wellness Division

g.	Altitude Online Learning Division

2.	Adopt a comprehensive branding, marketing, digital and social media strategy for the revenue lines above.

3.	Update a back-office administration plan and adopt a staffing and management hierarchy for the multi-discipline operation.

4.	Plan to expand in complementary ways, including establishing a basketball division (estimated to be ready for student athletes in 2022) and swimming and lacrosse divisions (estimated to be ready for student athletes in 2023).

Commercial operations are in Port Saint Lucie, Florida.

No assurances can be given that any of these plans will come to fruition or that if implemented that they will necessarily yield positive results.

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Results of Operations

For the year ended December 31, 2021, compared to the year ended December 31, 2020

Revenue

We had $6,595,867 and $5,524,410 of revenue for the period ended December 31, 2021 and 2020, respectively. The increase in revenue is primarily due to the effects of COVID-19 in 2020 and in 2021, operations returning to a near pre-COVID-19 level.

Direct Costs of Revenue

Direct costs of revenue for the period ended December 31, 2021 and 2020 were $2,862,941 and $2,217,974, respectively.

Operating Expenses

Operating expenses for the period ended December 31, 2021 and 2020 were $6,154,928 and $3,893,455, respectively. The increase in expenses for 2021 compared to 2020 were comprised primarily of stock-based compensation of $657,947 compared to $0, respectively, the increase in salary and related expenses, $2,396,915 compared to $1,478,414, respectively, and the increase in rent expenses, $648,080 compared to $98,209, respectively. Rent expenses were affected by COVID-19 in 2020 and a new contract in 2021 for additional leased facilities.

Other Income (Expenses)

Other income for the period ended December 31, 2021 and 2020 were $580,385 and $461,721, respectively. For the periods ending 2021 and 2020, the Company recognized gains on settlement of debt of $53,008 and $0, respectively, and gain on the forgiveness of the PPP loans of $614,972 and $507,207, respectively.

Net Loss

Net loss for the period ended December 31, 2021 and 2020 was $1,841,617 and $105,287, respectively.

Liquidity and Capital Resources

We had a cash balance of $423,165 and negative working capital of $1,117,979 at December 31, 2021.

The Company’s anticipated capital requirements for the next 12 months will consist of expenses of being a public company and general and administrative expenses all of which we currently estimate will cost $325,000, excluding revenue related expenses and salaries. In the event there are unanticipated expenses and we need additional funds, we may seek to raise additional funding that we require in the form of equity financing from the sale of our Common Stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our Common Stock to fund such additional expenses. We currently do not have any agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources.

Going Concern

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. On a consolidated basis, the Company has incurred significant operating losses since inception. For the year ended December 31, 2021, the Company had a net loss of $1,841,617. As of December 31, 2021, we had a working capital deficit of $1,117,979 and an accumulated deficit of $2,917,881.

Sources and Uses of Cash

Operating activities during the period ended December 31, 2021 used $1,690,239 of net cash. Net cash provided by investing activities was $2,155 for the period ended December 31, 2021. Net cash provided by financing activities of $1,977,246 was received from the issuance of Common Stock and shareholder advances during the period ended December 31, 2021. Operating activities during the period ended December 31, 2020 used $898,792 of net cash. Net cash used in investing activities was $11,667 for the period ended December 31, 2020. Net cash provided by financing activities of $794,187 was received from the issuance of Common Stock and shareholder advances during the period ended December 31, 2020.

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In 2020, the Company was impacted by the COVID-19 pandemic and in 2021, the Company was going back to a near pre-COVID-19 level.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the web site and property and equipment, valuation of warrant and beneficial conversion feature debt discounts, valuation of share-based payments and the valuation allowance on deferred tax assets.

Changes in Accounting Principles. No significant changes in accounting principles were adopted during fiscal 2020 and 2019.

Impairment of Long-Lived Assets. The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments and Fair Value Measurements. The Company measures their financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses escrow liability and short-term loans the carrying amounts approximate fair value due to their short maturities.

We have adopted accounting guidance for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position, or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

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Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition. Revenue is recognized in accordance with ASC 606. The Company performs the following five steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company applies the five-step model to arrangements that meet the definition of a contract under Topic 606, including when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company evaluates the goods or services promised within each contract related performance obligation and assesses whether each promised good or service is distinct. The Company recognizes as revenue, the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company recognizes revenue upon completion of our performance obligations or expiration of the contractual time to use services such as professional service hours purchased in bulk for a given time period.

Stock-Based Compensation. In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees except for certain circumstances. Any transition impact will be a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. This ASU is effective for the annual period beginning after December 15, 2018, including interim periods within that annual period and early adoption is permitted. We adopted this guidance on January 1, 2019, and the adoption of ASU No. 2018-07 did not have a material impact on our financial statements.

Inflation Risk

In the opinion of management, inflation has not had a material effect on the Company’s financial condition or results of its operations. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

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BUSINESS

Overview

Altitude International Holdings, Inc., is a holding company focused on a people-first, global wellness group through its operating subsidiaries which are comprised of multiple scalable related revenue streams that together create a vertically integrated high-performance sports, education, and technology group. Our mission is to redefine and revolutionize athletic preparation and training, while providing relief, opportunity, and wellness to those that need it the most.

Our sports and education properties comprise what is currently known as Altitude Academies. Our wholly owned subsidiary, Altitude International, Inc. manufactures a variety of world-class hypoxic training chambers, which enables competitive athletes of all kinds to train in a simulated high-altitude environment. This controlled oxygen-deficient environment coupled with specific training protocols achieves numerous scientifically proven benefits in athletic development. Altitude recently has launched its high-performance wellness center, Altitude Wellness, LLC, to serve as the reoccurring revenue model for Altitude’s chamber technology. Altitude Water manufactures several types of Atmospheric Water Generators (“AWG”) ranging from small residential and light commercial to heavy-duty military-grade machines designed for larger-scale uses. Altitude Water’s next-generation air-to-water machines and our proprietary “EnviroGuard” purification system controlled by our proprietary software produce some of the purest and finest drinking water in the world. Altitude Water’s drinking water is highly oxygenated, ideally suited for athlete hydration amid competitive performance.

Altitude’s growth initiatives include scaling the existing tuition categories, adding new ones in sports, arts, and sciences in the coming years, pursuing a consolidation strategy within the soccer club system in the United States, and exponentially growing our accredited academic model. Strategic to our continued growth, the establishment of Altitude’s headquarters in Port Saint Lucie, Florida marked our international destination footprint by adding to our asset base and securing control of the hospitality side of our business. The management team of Altitude is well versed in developing an ecosystem where the business sectors drive network and growth impact between one another, providing increased earnings and value to the Altitude properties.

Altitude Headquarters

Recent Acquisition

On March 7, 2022, Altitude Soccer entered into a Management Consulting and License Agreement (the “RUSH Agreement”) with Soccer Partners America, a Colorado not-for-profit corporation (“RUSH Soccer”). Rush Soccer is a nationally competitive youth soccer club network that administers boys’ and girls’ teams internationally (the “RUSH Programs”) with proprietary training methodology, documentation, and materials (the “RUSH Material”), proprietary technologies and platforms (the “RUSH Technologies”), and a database of individuals (the “RUSH Database”). The Company issued 10,000,000 shares of common stock for the acquisition.

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Pursuant to the terms of the RUSH Agreement, CMAS agreed to administer, deliver, and develop the RUSH Programs for an initial term of 10 years, with further automatic renewals for two five-year terms. RUSH Soccer has granted CMAS an exclusive license to use the RUSH Soccer name, their logo, the RUSH Materials, and the RUSH Technologies in connection with the operation, marketing, and exploitation of full time, school semester, school year and short time weekly, junior, adult, professional and family, boarding and non-boarding soccer programs.

In connection with the RUSH Agreement, the Company has hired all of the employees of RUSH Soccer to manage the RUSH Programs. In addition, CMAS agreed to keep full and complete books of account and such other records reflecting the operations of the RUSH Programs and shall be responsible for all of the expenses related to the Rush Programs.

Business Revenue Streams

We operate across three revenue streams: (i) Sport Tuition Properties, (ii) Academic Tuition Properties, and (iii) Sport Technology Properties. Our revenue streams are presented in the table below:

We operate through the following wholly-owned eleven subsidiaries: Breunich Holding, Inc., a Delaware corporation (“BHI”), Altitude International, Inc., a Wisconsin corporation (“Altitude Chambers”), Altitude Sports Management Corp., a Wisconsin corporation (“Altitude Sports Management Corp.”), ITA-USA Enterprise, LLC, a Florida limited liability company (“Altitude Academies” or “Club Med Academies”), CMA Soccer, LLC, a Florida limited liability company (“CMAS”), Trident Water, LLC, a Florida limited liability company (“Altitude Water”), Altitude Wellness, LLC, a Florida limited liability company (“Altitude Wellness”), NVL Academy, LLC, a Florida limited liability company (“Altitude Volleyball”), North Miami Beach Academy LLC, a Florida limited liability company (“NMBA”), Six Log Cleaning & Sanitizing LLC, a Florida limited liability company (“SLCS”), and Altitude Online, LLC, a Florida limited liability company (“Altitude Online Learning”).

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Altitude Sports Properties

Altitude sports properties consist of Altitude Academies, Altitude Volleyball, CMAS, and NMBA.

The Altitude Academies’ operations were formed in 2010 and reside on a 258-acre property located in Sandpiper Bay, Florida, which is owned by Holiday Village of Sandpiper, Inc., a Florida corporation (“Club Med”), located at 3500 SE Morningside Boulevard, Port St. Lucie, FL 34952. Altitude Academies maintains an Operating and Licensing Agreement (the “Club Med Agreement”) with Club Med.

The Club Med Agreement stipulates that Altitude Academies is allowed to use the facilities at Club Med for its academy and athletic programs. The Club Med Agreement runs for a term of one year beginning May 1, 2021 and as of April 27, 2022, the Company has a Purchase and Sale Agreement for the property. Altitude Academies agreed to promote, staff, and deliver the academy programs, as well as provide and maintain all necessary supplies and equipment, for Altitude Academies’ clients and students. Altitude Academies also provides Club Med with client feedback and complies with all standard operating procedures and guidelines provided by Club Med. Club Med agreed to provide room and board to Altitude Academies and repairs and maintenance of all infrastructure utilized by Club Med Academies, including utilities and capital costs associated with Club Med-owned facilities. Club Med provides all-inclusive programming delivered to its resort guests. Both parties are required to maintain insurance policies that will cover their operations, ensure their employees abide by all laws and facility rules, pass background checks, and indemnify Altitude sports properties.

ALTITUDE
ACADEMIES
CONTACT US
ABOUT
CAMPS
SPORTS
ACADEMICS
BOOK ONLINE
CONTACT US
Discover
Who We Are
SPORTS ACADEMY
BOARDING SCHOOL
YOUTH CAMP
ADULT ACADEMY
TEAM TRAINING
FAMILIES
CIAO
NI HAO
SALUTON
bonjour
LANGUAGE
Sports Camp & Full-Time
Enrollment Now Open

Altitude Academies provides tennis, golf, soccer, beach volleyball, and indoor volleyball programs specializing in the training and education of young aspiring student-athletes from around the world, providing a pathway from elementary school to college to the professional ranks. Altitude Academies also operates a proprietary educational model that currently focuses on blending sports and academics.

The business model is scalable to other disciplines, i.e., the arts and science sectors. All disciplines offered at the academies are delivered under the same operational footprint. Altitude Academies is a tuition-based business that hosts boarding and non-boarding students from approximately 40 nations. The majority of attendees participate on a school year semester basis, residing with Altitude Academies 287-days out of the year. Students arrive in August and finish up in May in a given school year. Others who participate come to the academy weekly throughout the year. Tuition for the Altitude Academies programs range from approximately $51,000 (non-boarding) to approximately $67,000 (boarding) for each school year. Altitude alumni have received both academic and sports scholarships at all collegiate levels throughout the country.

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The programs are delivered by world-class directors and coaches and key administrated support is centrally supported with marketing, sales, and back-office support.

●	Gabriel Jaramillo, an officer of Altitude International Holdings, Inc., leads tennis. Mr. Jaramillo and Gregory Breunich, alongside Nick Bolletteri, have a long-standing reputation for having assisted in the building and development of many of the finest professional athletes ever to play the game of tennis (e.g., Agassi, Sampras, Kournikova, Sharapova, Seles, and the Williams sisters) in the world.

●	Matthew Fields leads the golf program having a similar background and formerly the head of the International Junior Golf Academy. Mr. Fields has assisted in the development of Morgan Hoffman, ShanShan Feng, Richy Werenski, and Stephanie Meadow.

●	Piotr and Kaya Marciniak – both current AVP Professional Beach players and former Poland Indoor National Team players. Mellissa Piazza is a former All-American in the US Collegiate indoor volleyball circuit. These three individuals round out the team for Altitude’s volleyball offerings.

●	Ferdinando De Mattheis a Soccer Hall of Fame Coach who, since 1999, coached four teams in Italy, and one team in the U.S., heads up our soccer operations.

The programs follow a sport-specific methodology employing in-depth cyclical training plans covering all aspects of player development. All sports at the academies require a long-term outlook for building a sound and complete athlete. There are two groups and two shifts of training every morning and afternoon with academics alternated in the same manner. In the programs, there are full-time, short-time, junior, and professional regimens available, each focusing on the building process designed to ensure participants’ long-term success. Over the directors’ 40-year history, the program has placed thousands of kids into every national college division and trained and placed hundreds of athletes into the professional ranks.

Marketing and Customers

Our academies market internationally to a target audience of young soccer, volleyball, tennis and golf players and their families through websites and social media channels, delivering in-person clinics in specific regions. Our academies have developed a global agent network that refers athletes, students, professional and college teams from Europe, Asia, North America and South America. Their target audience comprises young individuals possessing the passion and drive to excel as collegiate and professional athletes. Because our academies offer training and education to student-athletes from around the world, the academic model also provides support in language and cultural awareness as students acclimate to our unique environment.

North Miami Beach Academy LLC

NMBA was formed in Florida in February 2017. Through a bid process, the City of North Miami Beach awarded NMBA the right to operate a stand-alone academy at Judge Arthur Snyders Tennis Center. The bid process occurs every three to four years. The bid is currently underway for another term. In the event Altitude is not successful winning the re-bid, we have already taken precautions and moved the education component of the business and secured the tennis courts at Florida International University Bay Biscayne campus (“FIU”) in North Miami. The new relationship with FIU may prove to be a long-term academy operation for Altitude whether we win or lose the bid.

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NMBA is a unique academy operation in the heart of North Miami Beach. The market initiative targets a 20-minute radius around the Academy address. The location is very close to Aventura, Sunny Isles, and Bal Harbor. The demographics in this area have an extremely high culturally diverse draw and a broad array of wealthy customers. Word of mouth, websites, social media channels, and the high demographic local market deliver the traffic for this business. The business has significant margin opportunities on small revenue, low volume, and low cost. Public park relationships represent a significant growth opportunity for Altitude’s academy businesses.

Altitude’s Education Properties

Altitude’s education properties reside in Altitude Academies under the school name Club Med Academies, NMBA and Altitude Online Learning. Club Med Academies and Altitude Learning operate on-site at the Company’s headquarters in Port Saint Lucie, Florida and the NMBA Academy academic component operates on-site at Florida International University on the Bay Biscayne campus. All entities have Corporation System Cognia accreditation status. Cognia accreditation encompasses the NCA Commission on Accreditation and School Improvement, the Northwest Accreditation Commission, and the SAC’s Commission on Accreditation and School Improvement. Anywhere in the world where Altitude opens a school, it is accredited on day one upon opening.

Altitude Academies’ learning model is a proven platform focused on developing learning skills, competitive competence, and social and cultural awareness. The multi-block training delivery system promotes assimilation and applied learning accelerating progress amongst the student-athletes that attend. The learning model is shown in the following image below.

Altitude Education

Scalable High-Performance Model For Developing

Learning Skills - Competitive Competence - Social/Cultural Awareness

Multiple 2-hour block training delivery system

ALTITUDE INTERNATIONAL

Student Entry Point
Sport Disciplines
Art Disciplines
Tennis
Golf
Soccer
Volleyball
Basketball
Swimming
Lacrosse
Voice
Instrument
Acting
Improv
Visual Arts
Film
Photo
Required Participation For College Path
Blended Learning
Sports
Arts
STEM
Academics
Areas of Training/Specialization
Core Studies
= High Performing Individual
Science
Technology
Engineering
Math
Reading
Comprehension
Writing
Memorization
Languages
STEM Disciplines
Academic Disciplines

Method Of Sale	Tuition Rate	
2 Semesters	$67,000-$51,000	Boarding/Non-Boarding
Weekly	$2,100-$1,500	Boarding/Non-Boarding
Tuition Plus Supplement	$6,000-$10,000	N/A
City or Club Standalone	$15,000	Non-Boarding

Deliverables within the system are: *Passion – Focus – Intensity - Respect - Responsibility - Individuality - Repetition - Work Load - Specificity and Variation = High Performance Learning*

Altitude Online, LLC was recently established in 2021 to support and address the global demand for distance learning. This is a natural extension of our existing brick-and-mortar academic operations. Through our corporation system status, Altitude Online Learning is fully accredited. The economics of an online distance school presents a significant potential opportunity. Now students from around the world will have the opportunity to earn an American diploma in their home countries while attending Altitude Online. The curriculum for both the regular and distance delivery is digital with built-in course sequencing, pacing, and student, and parent-teacher transparency. There are 60 languages incorporated with the platform making it easy to onboard students from around the world. Altitude can support the destination student residing in Port Saint Lucie, Florida, as well as students in the United States or around the world. Effectively the student-athlete will be able to receive and American diploma from anywhere in the world from Altitude’s educational offering.

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Altitude Technology Properties

Our Atmospheric Water Generators

Altitude Water manufactures Atmospheric Water Generators (“AWGs”). AWGs produce pure water through the condensation process. Our AWGs range from smaller residential, light commercial, and heavy-duty military-grade machines. The machines supply up to 12, 100, and 200 gallons of water per day.

The competitive advantage of Altitude Water’s patented ozone purification process is that it keeps the water and the system free from contaminants. The water is then put through filters replenishing the calcium and magnesium minerals to make what we believe is the finest drinking water on the market today. The Company-owned patented EnviroGuard™ (Ozone Generator) purification process assists the natural water cycle by infusing Ozone into the water produced from the air’s humidity. After approximately 20 minutes, the Ozone (O3) then reverts into oxygen (O2), adding additional oxygen into every glass of water. In the final step, the process adds the minerals calcium and magnesium to raise the pH (7.6 to 8.1 on average) and provides a great taste. Altitude Water’s process is green, sustainable, and lowers the carbon footprint. Through a third-party, our water machines are currently being used by many branches of the United States military (“Military”) as part of the Military’s exploratory program with atmospheric water generation. Other noted industry sectors in need of quality water solutions are targets of Altitude Water such as humanitarian organizations, non-governmental organizations, Federal Emergency Management Agency, and sustainable real estate development.

Altitude Water has made significant strides with its manufacturing, assembly, and production capabilities. The relationship with our sales arm, RussKapp, has proven productive with the Military, with multiple sales, including sales to the U.S. Marines, U.S. Army, U.S. Navy, and the U.S. Space Force. RussKapp has also made purchases of Altitude Water machines that are going in regional government facilities.

Altitude Water offers several levels of its AWGs at various price points, enabling it to target a larger variety of potential customers. The largest output machine is functional for large entities and institutions, whereas the smallest output model is suited for a small commercial or residential environment. The variety of products with the same patented process in each of them allows Altitude Water to create a varied customer base and to effectively market to more entities and interested parties.

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Our Competitive Strengths

AWGs extract water from humid ambient air and render it potable, making it safe for drinking. Altitude Water uses its patented process to distinguish itself from the competition by not only providing potable water but adds the element of providing oxygenated water. Altitude Water can provide the benefits of oxygenated water. It allows for better absorption for the body’s cells based on osmosis through a sustainable product that can make water even in areas where it may not always be readily available. Thus, Altitude Water operates within the pure water generation industry as well as the oxygenated water industry, carving out a unique niche product market for customers. The competitive advantage of Altitude Water’s patented ozone purification process is that it keeps the water and the system free from contaminants. Altitude Water’s process is also green, sustainable, and lowers the carbon footprint. Altitude Water offers several levels of its AWGs at various price points, enabling it to target a larger variety of potential customers.

Competition

In our water purification segment, we face competition from other companies, such as Genaq, Watergen USA, SunToWater Technologies, and Synergy Science. The Company believes that there is a high barrier for entry and will require capital. The Company believes it can compete with these other companies due to the experience of our team and the EnviroGuard™ utility patented process introducing ozone into the water cycle. This patented process sets the Company apart from its competitors.

Marketing and Customers

Altitude Water targets consumers who have a need for pure drinking water and do not want to rely on bottled water due to storage problems and environmental issues with plastic bottles. The market for the smaller Trident 12 model is residential and offices that have the traditional 5-gallon dispenser with bottled water. For the commercial units (T-100 and T-200), the customers need to overcome supply chain and logistical issues to have a reliable source of pure drinking water such as the United States Armed Forces and humanitarian relief organizations. The patented process within the AWGs appeals to forward-thinking, environmentally conscious clients, due to the purity of the water as well as the ability for ozonated water to cleanse bacteria from the tubing that traditional methods such as UV lights and reverse osmosis filtration are unable to address.

Cleaning and Sanitizing Operations

SLCS was formed in 2020 to provide a wide variety of services to its corporate customers, including but not limited to general office cleaning, carpet cleaning, window cleaning, and other janitorial protocols. Fogging to prevent and protect against exposure to various bacteria, fungi, and viruses is another SLCS offering. SLCS carries numerous products for sanitizing using an electrostatic fogger to protect offices and their employees for an extended period depending on the client’s needs. During COVID-19, SLCS performed, and continues to perform, weekly fogging and sanitizing services for CMAS.

SLCS uses high-quality cleaning and disinfecting products to conduct a thorough and effective service throughout a commercial space. The service values a high attention to detail, evident in its inclusion of fogging in its services to create long-term protection and disinfection on high contact surfaces and offices. SLCS is also evaluating certain air purification systems using ozone to combat the potential COVID virus for its customers.

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SLCS focuses on customers that would issue larger contracts, such as H&R Block, wherein SLCS is able to clean multiple commercial locations and build a relationship with the customer by showing high-level cleaning performance at each location.

Altitude Chambers: Climate-Controlled Rooms

Since 2017, the Company, through its operating subsidiary, Altitude International, Inc., specializes in creating uniquely engineered, membrane-based designs for simulated altitude training environments. The product line ranges from personal at-home use machines to fully integrated environmental rooms and chambers.

On June 27, 2017, Altitude International, Inc. entered into a License Agreement with Sporting Edge UK (the “Sporting Edge License Agreement”), a brand established in the United Kingdom (“Sporting Edge”), granting the Company a license and access to Sporting Edge’s intellectual property and proprietary technology related to properly engineered, membrane-based designs for simulated altitude training equipment. The license is exclusive in North, Central and South Americas, and is perpetual, with termination by Sporting Edge UK only upon uncured, material breach. The product line ranges from personal at-home use machines to fully integrated environmental rooms and chambers. Altitude has the licensing rights to use all technology to manufacture the products and to sell them (directly or through distributors) in North, Central, and South America. The Sporting Edge License Agreement may cover other territories as may be agreed from time to time, on a temporary or permanent basis.

We have established the manufacturing of the environmental rooms and chambers in Florida. Manufacturing consists primarily of the assembly of components into unique licensed designs provided by Sporting Edge. The product designs licensed from Sporting Edge UK are proven and cover a wide range of room sizes. The only requirement is to change from metric to imperial sizes where necessary.

There are three unique elements to our systems:

●	Sophisticated touch screen control systems capable of integrating the control of simulated altitude, temperature and humidity.

●	A unique design of air separation unit with only a single active part that provides for ultra-reliable operation and a design life of greater than fifteen years.

●	Proven training protocols that allow the desired training benefits to be achieved.

The impact of COVID-19 stalled most sports activities, including closures and no season, for much of 2020 and 2021. However, in recent months, the Company has experienced a renewed interest in the university, college, military, and therapy sectors and professional sports teams.

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Our Competitive Strengths

We believe the industry operating environment is ready for our simulated altitude training environments. The blended business approach that Altitude has adopted has substantiated our climate-controlled rooms in the marketplace through education and applied use of our systems and protocols. In the academies’ operations alone, participants attend from 40 nations around the world. Professional athletes and professional teams utilize the facilities from Europe, South America, and Asia.

Competition

Currently, membrane-based technology is not being well used in the United States. In North America, there exist some companies that provide altitude training masks, but the equipment is on a much smaller scale, intended for personal use. This type of equipment employs PSA technology, which has reliability issues and a restricted altitude capacity. There have been recent climate-controlled chamber successes in therapy and rehab environments. While used in the United States and North America, much of the membrane-based technology reflects continued use on a more personal basis. Our competitors include companies such as Ace Cleaning Systems and ClarityFresh.

Marketing and Customers

We plan to market to franchise, college, military and therapy institutions interested in installing climate-controlled chambers in their performance facilities. Our outreach utilizes far-reaching relational capital as the point of entry for prospective targets. Our products and services support junior, adult, and professional individuals.

Altitude’s second demonstration facility to be installed and used at Altitude Academies will serve as headquarters.

Our Wellness Offerings

Altitude Wellness will focus on helping its future members reach their individual health goals by offering various experiences that enhance the way members look and feel. Multiple modalities ranging from altitude chambers, cryo chambers, ozone chamber, red light therapy, IV therapy, infrared sauna, and neuro feedback are just a few of the treatments that will be available.

The highly trained staff will include nurses, dietitians, trainers, therapists, and health specialists. Each will know the patient by name and be familiar with their profile, which will be completed on the Altitude App and available to the experience specialists upon each check-in. As of December 31, 2021, Altitude Wellness was not operating but projects being in operation in the fourth quarter of 2022.

Altitude Wellness’s business intends to operate in 3 different revenue streams:

1.	Membership: 300-400 members paying a monthly fee of $350 per person on average. With a firm commitment to a limited number of members, this will cause a sense of urgency and create a fear of missing out. This membership model and token-based platform is different from any other franchise on the market today. It will allow the franchise owner to know their minimum monthly revenue and budget expenses accordingly. The projections also call out for additional spending of members over and above the monthly membership cost. Corporate and group discounts of 5 or more will also help dramatically in the sales of memberships.

2.	Private Pay, Medical Pay and Corporate: This will include walk in business and daily rental of entire facility to corporations for their staff.

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3.	Franchise: Altitude Wellness will franchise the concept to other locations around the country. A franchise company is currently engaged for proper set up and lead generation. Altitude Wellness franchise fee will be $40,000 plus 5% of gross plus an additional advertising fee. All fees and costs as well as scheduling of equipment will be coordinated through the Altitude App, which will hold the franchisee accountable for proper fees.

Our Competitive Strengths

One of the largest burdens our competitors carry are their build-out burden costs. To combat this, Altitude Wellness will use existing medical centers, such as our first location projected for 2022 in Sugar Land, Texas, in the range of 4,000+ square feet with approximately 10 separate offices. For the Sugar Land, Texas location, a lease is utilized. Future expansion will be dependent on the location and the situation. This will dramatically reduce costs for build out and execution. For location and start up projections, we used traditional averages of build out and office equipment. The executive team will use their relationships, construction knowledge, design expertise and smart buying power to make sure costs are held to a minimum with an outstanding product for the best pricing on look and all the equipment.

The value of using existing medical offices is that many are available due to the shift in demand for in-house patient contact. Parking is traditionally sufficient, locations are typically excellent, and the power and access for equipment lend itself for a perfect Altitude franchise. Target timing will be 90 days from lease signing to open for business.

Competition

In our wellness revenue stream, we face competition from companies such as The Drip Bar, Three Degrees Infrared Light Therapy, Chill Rx Cryotherapy, and Stretch Zone, to name a few. Restore Hyper Wellness is the industry leader with similar modalities, and their expansion and growth are impressive. The Restore plan is to have over 500 franchises by 2024. With over $200 billion a year spent in wellness related procedures; this industry is ready for a new leader. Altitude Wellness will be positioned to be the new leader and disrupter to the wellness industry – shifting how we approach wellness from reactive to proactive.

Marketing and Customers

Altitude Wellness unique membership program allows for flexibility in outreach and awareness. By developing a marketing program focusing on influencers and celebrity types, we intend to achieve low-cost marketing and target members of like-minded individuals. Each outreach membership will vary between the Silver, Gold, and Platinum membership, based on the success of the personality. Altitude will also have the ability to donate monthly memberships to many local organizations. Marketing and advertising will be done on a very specific target and demographic of the area. Through Instagram and Facebook advertisements, a local campaign per location will be established. Altitude Wellness will also use local advertising, influencers, celebrities as well as chamber lists and relationships with corporations to secure memberships. Altitude Wellness intends to utilize the wellness center for “renting” to local businesses for their employees, in blocks of time. The wellness center will also be “donated” to people in the community such as first responders, schoolteachers, victims of domestic violence and other organizations within the community to help “heal” people who may not have the means and resources to utilize our facility.

Corporate History

The Company was incorporated in the State of New York on July 13, 1994, as “Titan Computer Services, Inc.” It subsequently changed its name to Altitude International, Inc. and now to Altitude International Holdings, Inc.

Breunich Holding, Inc., a Delaware corporation, was incorporated on August 3, 2020.

Altitude International, Inc., a Wisconsin corporation, was formed in May 2017.

ITA-USA Enterprise, LLC (dba Altitude Academies), a Florida limited liability company, was formed in February 2010.

CMA Soccer, LLC (dba Altitude Soccer), a Florida limited liability company, was formed in November 2015.

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NVL Academy, LLC (dba Altitude Volleyball), a Florida limited liability company, was formed in June 2014 and is the beach volleyball and indoor volleyball tuition-based operation for Altitude Academies.

North Miami Beach Academy LLC, a Florida limited liability company, was formed in February 2017. Through a bid process, the City of North Miami Beach awarded the right to operate a stand-alone park to NMBA in February 2017. NMBA is a stand-alone tennis and academic academy and park operating separately from Altitude Academies and its affiliates.

Trident Water, LLC (dba Altitude Water), a Florida limited liability company, was formed in August 2019.

Six Log Cleaning & Sanitizing LLC, a Florida limited liability company, was formed in May 2020 to operate the former operations and technology used by Big Russ Cleaning. During COVID-19, SLCS performed weekly fogging and sanitizing services for CMAS.

Altitude Wellness, LLC, a Florida limited liability company, was formed in June 2021.

Altitude Online, LLC, a Florida limited liability company, was formed in November 2021.

Altitude Sports Management Corp., a Wisconsin corporation, was formed in April 2020.

On June 27, 2017, the Company entered into a Share Exchange Agreement (the “2017 Share Exchange”) with Altitude International, Inc. Pursuant to the terms of the 2017 Share Exchange, the Company agreed to issue 6,102,000 shares of its common stock to the individual shareholders of Altitude on a pro rata basis in exchange for receive 100% of the shares of Altitude. Following the 2017 Share Exchange, Altitude became a wholly owned subsidiary of the Company.

Following the 2017 Share Exchange, the Company, through its operating subsidiary, specializes in creating uniquely engineered, membrane-based designs for simulated altitude training environments. The product line ranges from personal at home use machines to fully integrated environmental rooms and chambers.

On February 13, 2018, the majority of the shareholders of the Company approved the amendment to the Articles of Incorporation to change the Company’s name from “Titan Computer Services, Inc.” to “Altitude International, Inc.” The purpose of the name change was to help further our brand identity reflect the major focus of our business operations, the manufacturing and distribution of products in the athletic training industry, specifically altitude training. On February 14, 2020, the majority of shareholders of the Company and the Board authorized a change in the Company’s name to “Altitude International Holdings, Inc.” to reflect more diversified operations going forward. On August 21, 2020, the name change was effected with the State of New York.

On February 10, 2021, The Company filed with the State of New York to increase the authorized shares of Common Stock of the Company to 600,000,000 shares.

On July 6, 2021, the Company entered into a Share Exchange Agreement (the “2021 Share Exchange Agreement”) with BHI, and the stockholders of BHI. BHI is a holding company with seven operating LLCs, including CMA Soccer, LLC, ITA-USA Enterprise LLC, Trident Water, LLC, North Miami Beach Academy LLC, NVL Academy, LLC, Six Log Cleaning & Sanitizing LLC, and Altitude Wellness, LLC. Pursuant to the terms of the 2021 Share Exchange Agreement, the Company agreed to issue 295,986,724 shares of its common stock to the stockholders of BHI in exchange for 100% ownership of BHI. The Company also agreed to issue 51 shares of its Series A Preferred Stock to Gregory Breunich as part of the 2021 Share Exchange Agreement. At the closing of the 2021 Share Exchange Agreement on July 23, 2021, Altitude acquired 100% ownership of BHI as a wholly owned subsidiary and all of its operating companies. BHI is now operating as a wholly owned subsidiary of the Company.

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Intellectual Property

The Company has access to Sporting Edge’s intellectual property through the Sporting Edge License Agreement that grants a license to Altitude to use Sporting Edge UK’s proprietary technology related to properly engineered, membrane-based designs for simulated altitude training equipment. The license is exclusive and is perpetual, with termination by Sporting Edge UK only upon uncured, material breach which includes non-payment of license fee in the amount of $1.00 per year. The annual license fee under the revised Sporting Edge License Agreement is $1.00 per year. The product line ranges from personal at home use machines to fully integrated environmental rooms and chambers. Altitude has the licensing rights to use all technology to manufacture the products and to sell them (directly or through distributors) in the following territories:

●	The continent of North America, Central America and the continent of South America.

●	Other territories as may be agreed from time to time, on a temporary or permanent basis.

In June 2021, Altitude Water acquired Patent No. 7272947 to protect its intellectual property regarding ozone purification in Atmospheric Water Generators. Prior to that, Altitude Water operated under a licensing agreement.

As of March 7, 2022, Altitude Soccer entered into a Management Consulting and License Agreement (the “RUSH Agreement”) with Soccer Partners America, a Colorado not-for-profit corporation (“RUSH Soccer”). RUSH Soccer is a national competitive youth soccer club that administers boys’ and girls’ teams internationally (the “RUSH Programs”) with proprietary training methodology, documentation, and materials (the “RUSH Material”), proprietary technologies and platforms (the “RUSH Technologies”), and a database of individuals (the “RUSH Database”).

Pursuant to the terms of the RUSH Agreement, CMAS agreed to administer, deliver, and develop the RUSH Programs for an initial term of 10 years, with further automatic renewals for two five-year terms. RUSH Soccer has granted CMAS an exclusive license to use the RUSH Soccer name, their logo, the RUSH Materials, and the RUSH Technologies in connection with the operation, marketing and exploitation of full time, school semester, school year and short time weekly, junior, adult, professional and family, boarding and non-boarding soccer programs.

Properties

Currently, the Company operates from a leased property located at 4500 SE Pine Valley Street, Port Saint Lucie, FL 34952. The lease is a blended lease with a flat monthly rate of $55,000 for various sections of the property and a variable rate based on occupancy and other factors. The lease expires in May 2022. On April 27, 2022, the Company entered into Purchase Agreement whereby the Company agreed to purchase the Property.

Seasonality

Full time academy business operates on a full-time basis twelve months a year, typical to a school operation. Sports training is a year-round program. Chamber sales is typically in the offseason but as sports programs are year-round, dependent on the sport, there is no seasonality.

Employees and Human Capital

We currently have a total of ninety-two employees, consisting of seventy full-time employees and twenty-two part-time employees.

Impact of COVID-19 Pandemic

In response to the COVID-19 pandemic, during 2020 and 2021, the Company established policies and protocols to address safety considerations. The extent to which the COVID-19 pandemic will continue to affect the Company’s business, financial condition, liquidity, and the Company’s operating results will depend on future developments, which are highly uncertain and cannot be predicted. It will depend on various factors including the duration and severity of the outbreak, the severity, or variants of COVID-19, including the omicron variant and its subvariants, and the effectiveness, acceptance, and availability of vaccines in countries throughout the world, and new information which may emerge concerning the appropriate responses if and to the extent that the availability of vaccines reduces restrictions imposed during the pandemic.

Government Regulation

We are subject to local, state, federal and international laws, statutes, rules, policies, and regulations (collectively “Regulations”) that relate directly or indirectly to our operations. These include privacy and data protection regulations. Our business operations involve the collection, transfer, use, disclosure, security, and disposal of personal or sensitive information. As a result, our business is subject to complex and evolving U.S. and international laws and regulations regarding privacy and data protection. Other Regulations that we are subject to, include the following: licensing, permitting, and zoning requirements for the operations of our offices and other facilities; health, safety, and sanitation requirements; the service of food; working conditions, labor, minimum wage and hour, citizenship, immigration, visas, harassment and discrimination, and other labor and employments laws and regulations; marketing activities; and environmental protection regulations. We are also subject to common business and tax rules and regulations pertaining to the operation of our business.

In regard to the production of water, the Company is required to be compliant with the United States Environmental Protection Agency. Outside of the United States, the Company must be compliant with each country’s applicable regulations or water authorities.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our directors and executive officers as of May 2, 2022. We intend to appoint three independent directors upon the consummation of this offering.

Name	Age	Position	Director Since
Gregory Breunich	64	Chief Executive Officer, Acting Chief Financial Officer and Chairman (Principal Executive Officer) (Principal Financial and Accounting Officer)	January 2021
Gregory Anthony	52	Chief Communications Officer, President and Director	July 2021
Gabriel Jaramillo	66	Executive Vice President, Director of Tennis Training and Director	July 2021
Scott Del Mastro	55	Executive Vice President, Chief Operating Officer and Director	July 2021

Biographies of Directors and Officers

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

The following noteworthy experience, qualifications, attributes, and skills for each Board member, together with the biographical information for each nominee described below, led to our conclusion that the person should serve as a director in light of our business and structure:

Gregory Breunich, Chairman, Chief Executive Officer, and Acting Chief Financial Officer

Mr. Breunich, age 62, created and began building the IMG Academy in 1978, at the age of 21. Under his stewardship and service as the Senior Vice President and Managing Director, IMG became the international gold standard in elite athletic training and education, producing some of the most famous athletes in the world. Mr. Breunich left IMG in 2009 and for the last ten years has been developing his next generation of sports academies in Port St. Lucie, Florida and North Miami Beach. He is the co-founder of Nick Bollettieri Tennis Academy, founder of the David Leadbetter Golf Academy, IMG Soccer Academy, IMG Basketball Academy, IMG Baseball Academy, IMG International Performance Institute, IMG Academy (Pendleton School), Bollettieri Sports Medicine Institute, IMG Mountain Sports Academy (Speed Skiing, Snowboarding, FreeStyle), Bollettieri Development Co., Academy Park Development Company, IMG Academy Golf and Country Club, Legends Bay Development Co., Legends Cove Development Co. He co-developed Sagemont Online High School (a private labeled University of Miami Online High School later acquired re-named Kaplan Online High School) & Virtual Sage (online academic curriculum publishing company), Med Group development company, Celebrity Auto Company, JMC Landscaping, North Miami Beach Academy, Trident Water Company, and numerous other development companies and real estate partnerships.

Gregory Anthony, Director, Chief Communications Officer, and President

Mr. Anthony, 52, is an American former professional basketball player who is a television analyst for NBA TV and Turner Sports. He played 12 seasons in the National Basketball Association. Mr. Anthony also contributes to Yahoo! Sports as a college basketball analyst and serves as a co-host/analyst on SiriusXM NBA Radio. Mr. Anthony played his freshman year of college basketball for the University of Portland where he was the West Coast Conference Freshman of the Year before transferring to the University of Nevada, Las Vegas (“UNLV”). In his junior season with UNLV, the Runnin’ Rebels won the 1990 NCAA Championship game.

Gabriel Jaramillo, Director, Executive Vice President, and Director of Tennis Operations

Mr. Jaramillo is a renowned international tennis coach who has worked with many of the greatest players in the history of the sport. Throughout his career, he has trained eleven of the world’s No.1-ranked players and 27 top 10 players including Andre Agassi, Jim Courier, Pete Sampras, Maria Sharapova, Monica Seles, Kei Nishikori, and many others. From 1981 to 2009, Mr. Jaramillo also worked as the tennis director for the IMG Academy Bollettieri. There, he helped develop many multi-sport training programs and served as Nick Bollettieri’s right-hand man. For 26 consecutive years, Mr. Jaramillo coached players at all four Grand Slam events – the French Open, Wimbledon, the Australian Open, and the U.S. Open. Mr. Jaramillo is the co-founder of Club Med Academics and Principal of CMA Academics located in Florida, USA.

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Mr. Jaramillo is also the founder and owner of International Coaching Services which specializes in tennis coaching, consultancy, training systems, programs, services, and resources for developing and implementing solutions to maximize results. As a Master Clinician, Mr. Jaramillo has developed annual clinic tours and conferences for players, coaches, and parents in 32 countries. He created the Tennis Periodization Training Method and played a key role in the development of System 5, a tennis training system used by practitioners worldwide. Mr. Jaramillo is a sought-after expert in the industry and has served as a keynote speaker for ITF World and Regional Conferences for the International Tennis Federation as well as JPTA, USPTA, RRT, PTR, CBT, and FEDCOL. He has been featured as an expert commentator on ESPN, FOX Sports, Euro Sports, Channel 10 Australia, Caracol Radio, Wowo TV Japan, and Grand Slam TV. He served as a contributor to BBC Radio and writes for international magazines such as Japan’s Smash Magazine, Italty’s SpazioTennis, Great Britain’s UK Tennis Magazine, Germany’s Racquettech, China’s Tennis Magazine, TenisBrazil, Tennis Now, FedeColombia, and Bolivia El Deber. He is also a motivational speaker for organizations including Club Med, Discovery Channel, Propal, Neoris, World City Group, and the Young President Organization.

Scott Del Mastro, Director and Director of Operations

Mr. Del Mastro, 54, received his Bachelor’s in Psychology with an emphasis in Biomechanics from San Diego State University. He then received his Master’s degree in Sport Psychology also from San Diego State University. He has owned, operated, and served as the Director of Operations at ITA-USA Enterprise, LLC, dba Club Med Academies, since 2009. Previously, he was the owner and operator of the International Tennis Academy (“ITA”) in Delray Beach, Florida, for 14 years, before relocating to Port Saint Lucie, Florida in 2009 to launch Club Med Academies High Performance Multi-Sport Training Program and Fully Accredited K-12 Academic School. He has coached and trained professional and junior tennis players on the U.S. and World Circuits (ATP, WTA, ITF) for more than 30 years. Mr. Del Mastro specializes in ENERGY Management, Tennis Specific Movement, Mental Performance, and Fitness. He conceptualized, developed, and delivered Club Med Academies College Placement Program, which has assisted thousands of athletes in the college entrance process, leading to millions of dollars in collegiate athletic and academic scholarships. Additionally, he is an internationally acknowledged speaker and clinician in Sport Psychology and other various tennis-related topics.

Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the New York Business Corporation Law (“NYBCL”), Section 721 through Section 726, and our bylaws. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event of a claim for indemnification against such liabilities is asserted by one of our directors, executive officers or controlling persons, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Family Relationships

There are no family relationships between our officers and members of our Board of Directors.

Significant Employees

The significant employees are Gregory Breunich, Scott Del Mastro, and Gabriel Jaramillo.

Director Compensation

There are no formal agreements with our directors for compensation, although they have received shares for their services from time to time.

Director Independence

The listing rules of Nasdaq require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that three members are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships and Related Party Transactions.”

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays key roles in the risk oversight of our Company. Each of the Board committees, when established prior to the effectiveness of the registration statement of which this prospectus is a part, will also provide risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Board Committees

As of the closing of the offering, our Board will have established the following three standing committees: audit committee (the “Audit Committee”); compensation committee (the “Compensation Committee”); and nominating and governance committee (the “Nominating Committee”). Each of our independent directors, [●], will serve on each committee. Our Board will adopt written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website at https://altdintl.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that [●] meets the qualifications of an Audit Committee financial expert under the rules promulgated by the SEC.

The Audit Committee will consist of [●], [●] and [●]. [●] will chair the Audit Committee. We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

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Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Effective upon the completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of [●], [●] will serve as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s corporate governance principles and committee charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the code of business conduct and ethics; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of [●], [●] will serve as chairperson. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or its Compensation Committee. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the company.

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Code of Business Conduct and Ethics

Prior to the completion of this offering, the Board will adopt a code of business conduct and ethics applicable to its employees, directors, and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on the Company’s website at https://altdintl.com. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

Prior to the completion of this offering, the Board will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

Involvement on Certain Material Legal Proceedings During the Last Ten Years

During the past ten years, none of our current directors or executive officers has been:

●

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, or banking activities;

●

found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●

subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our Common Stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2021, there were no meetings of the Board. The Board acted by written consent on numerous occasions.

Directors’ and Officers’ Liability Insurance

The Company plans on obtaining directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance may also insure the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Articles of Incorporation and bylaws.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by our officers.

						All Other
	Fiscal	Salary		Stock	Option	Compen-
Name and Principal Position	Year	Paid	Bonus	Awards	Awards	sation	Total
		($)	($)	($)	($)	($)	($)
Gregory Breunich, CEO and	2021	-	-	-	-	180,000	180,000
Acting CFO (a)	2020	-	-	-	-	167,052	167,052

Joseph B. Frost, COO (b)	2021	-	-	-	-	56,469	56,469
	2020	125,000	-	-	-	-	125,000

Robert Kanuth, CEO (c)	2021	-	-	-	-	-	-
	2020	-	-	-	-	-	-

Gregory Anthony, CCO (d)	2021	-	-	-	-	-	-
	2020	-	-	-	-	-	-

Gabriel Jaramillo, EVP, Director	2021	-	-	-	-	180,000	180,000
of Tennis Operations I (e)	2020	-	-	-	-	167,052	167,052

Scott Del Mastro, Director	2021	120,000	-	-	-	-	120,000
of Operations (e)	2020	120,000	-	-	-	-	120,000

Gregory Whyte, Director of	2021	-	-	-	-	-	-
Sports Science & Performance (e)	2020	-	-	-	-	-	-

(a)	Appointed as CEO and Acting CFO, January 2021.
(b)	Appointed as COO, January 2018, and resigned on March 19, 2021.
(c)	Appointed as CEO and CFO, January 2019, and resigned in January 2021.
(d)	Appointed as President and Director, September 2019 and CCO in February 2021.
(e)	Appointed on July 23, 2021.

We have health insurance benefits and a 2022 bonus plan for the officers but do not have pension, annuity, profit sharing or similar benefit plans.

Employment Agreements

On June 28, 2021, the Board approved a conditional performance bonus for then-principals of ITA-USA Enterprise, LLC (Gregory Breunich, Scott Del Mastro, and Gabriel Jaramillo) in the amount of $2.5 million if the Company raises $6 million or more in a future offering.

Outstanding Equity Awards

There were no equity awards made to any named executive officer that were outstanding at December 31, 2021.

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Director Compensation

On February 10, 2021, Mr. Anthony received shares of Common Stock for his services as a director and officer of the Company.

Change-in-Control Agreements

On January 17, 2021, the Company entered into a Letter of Intent (the “LOI”) with BHI. The LOI sets forth the headline terms of a proposed Share Exchange of Altitude with BHI through which 100% of the BHI shares will be exchanged for up to 80% of then-issued and outstanding shares of Altitude.

Upon the terms and subject to the conditions set forth in the LOI, following the Share Exchange, (i) BHI and its subsidiaries will be wholly-owned subsidiaries of Altitude; (ii) BHI stockholders would own approximately 80% of the shares of Common Stock of Altitude, and Altitude shareholders would own approximately 20% of the shares of Common Stock of Altitude, with such percentages calculated on a fully diluted basis; (iii) BHI has the right to appoint a majority of the directors of Altitude following the Share Exchange.

The completion of the Share Exchange would be subject to the satisfaction of specific conditions set forth in the LOI, including the completion of an audit of BHI and its subsidiaries and the parties first negotiating and executing a definitive Share Exchange agreement (the “Share Exchange Agreement”). These conditions may not ever be satisfied, the Company may never enter into a definitive Share Exchange Agreement with BHI, the Share Exchange with BHI may never be consummated, and even if it is, it may not be consummated on the terms described therein.

2017 Incentive Stock Plan

On February 13, 2018, the Company’s shareholders and Board approved the 2017 Incentive Stock Plan (the “2017 Plan”). The 2017 Plan provides for the grant of two types of options: (1) incentive stock options, which are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) non-statutory options. Shareholder approval will make available a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the 2017 Plan. The term of the 2017 Plan is ten years, subject to earlier termination by the Board.

Incentive stock options may be granted to employees of the Company or a related corporation. Non-qualified stock options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than $100,000 worth of shares of Common Stock and no option may be granted with an exercise price less than the fair market value measured on the date of the grant.

The 2017 Plan will be administered by the Board. The Board will have authority to construe, amend or terminate the 2017 Plan. A written agreement will evidence each option and determine whether the option is an incentive stock option or non-qualified stock option.

Options will expire no longer than 10 years from the date of grant; provided that no incentive stock option granted to a greater-than-10% shareholder will expire later than 5 years from the date of grant. Vested options generally will terminate upon the first to occur of: (1) expiration of the option; (2) three months following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability.

Options granted under the 2017 Plan will be no less than twenty percent (20%) of the shares covered thereby and shall become exercisable annually unless the Board determines otherwise. The Compensation Committee may accelerate vesting. Upon a change in control, all options outstanding at the date thereof will become fully vested and exercisable. The purchase price of option shares must be paid by wire transfer, except to the extent another method is permitted by the Board.

There are currently no stock options currently issued and outstanding under the 2017 Plan, as all 250,000 remaining stock options issued and outstanding were exercised on February 8, 2021.

Indemnification

The Company shall indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

 To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction since the beginning of our last fiscal year and for the two fiscal years preceding our last fiscal year, or any currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

In 2021, as compensation for their services, the Company compensated Gregory Breunich and Gabriel Jaramillo collectively $360,000, which was paid to their company, Trans World Performance LLC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of [●], 2022, the number of shares of Common Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 10% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 369,608,405 shares of our Common Stock issued and outstanding as of [●], 2022. Except as disclosed herein, we do not have any outstanding options, or other securities exercisable for or convertible into shares of our Common Stock. Unless otherwise indicated, the address of each person listed is c/o Altitude International Holdings, Inc., 4500 SE Pine Valley Street, Port Saint Lucie, Florida 34952.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner	Title	Title of Class	Beneficially Owned Before Offering(1)	Beneficially Owned After Offering	Percent of Class Before Offering(2)	Percent of Class After Offering
Officers and Directors
Gregory Anthony		Common Stock	21,000,000	[●]	5.68%	[●]
Gregory Breunich (3)		Common Stock	79,308,804	[●]	21.46%	[●]
		Preferred Stock	51	[●]	100.00%	[●]
Scott Del Mastro		Common Stock	43,039,295	[●]	11.64%	[●]
Gabriel Jaramillo		Common Stock	42,375,009	[●]	11.46%	[●]
Officers and Directors as a Group (total of 4 persons)
		Common Stock	185,723,108	[●]	50.25%	[●]
		Preferred Stock	51	51	100.00%	100.00%
5% Stockholders of a Class of Voting Stock

[●]		[Common Stock]	[●]	[●]	[●]	[●]

(1)	The number and percentage of shares beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options or warrants.

(3)	Mr. Breunich owns 51 shares of preferred stock with voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (x) the Numerator.

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DESCRIPTION OF OUR SECURITIES

General

The following description of our Common Stock and provisions of our Articles of Incorporation and bylaws are summaries and are qualified by reference to such Articles of Incorporation and bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our Articles of Incorporation and bylaws.

Authorized Stock

Our Articles of Incorporation authorizes us to issue up to 600,000,000 shares of Common Stock and up to 5,000,000 shares of Preferred Stock (the “Preferred Stock”), of which 51 shares are designated as Series A Preferred Stock (the number of authorized shares of Preferred Stock will be unchanged following the effectuation of the Reverse Split). The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Voting Rights

Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any corporate action, other than the election of directors, shall be authorized by a simple majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon except as may otherwise be provided by statute or the Articles of Incorporation. An abstention shall not count as a vote cast.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences, and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Dividends

The dividend rights, if any, of such class or series, the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which shares of such class or series shall be entitled to participate in dividends with shares of any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends is determined by our Board.

Preemptive Rights

The holders of our Common Stock generally do not have preemptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The terms and conditions, if any, of any purchase, retirement, or sinking fund which may be provided for the shares of such class or series is subject to the authorization of the Board.

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Preferred Stock

Our Board is empowered, without stockholder approval, to issue shares of Preferred Stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying, or preventing a change in control of us. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Series A Preferred Stock

Voting Rights

Series A Preferred Stock shares vote together with the Common Stock and has voting rights equal to 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote divided by 0.49 minus the Numerator.

Conversion Rights

The holders of Series A Preferred Stock shall have no conversion rights.

Liquidation

The holders of Series A Preferred Stock shall have no liquidation preferences and shall receive proceeds in the event of a liquidation in the same amount and ratio of the holders of Common Stock.

Transfer Agent and Registrar

Our transfer agent for our Common Stock is Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, (801) 274-1088.

Options

We currently have no outstanding options to purchase shares of our Common Stock.

Warrants

We currently have no outstanding warrants to purchase shares of our Common Stock.

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per share equal to $[●]. The Warrants will be immediately exercisable and will expire on the [●] anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be exercisable immediately upon issuance, will be issued separately from the Common Stock and may be transferred separately immediately thereafter. A Warrant to purchase one share of our Common Stock will be issued for every share of Common Stock purchased in this offering.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

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Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of The Depository Trust Company (“DTC”) and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with DTC and registered in the name of [●], a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within [30 days] following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Representative Warrants

The registration statement of which this prospectus forms a part also registers for sale the Representative Warrants, as a portion of the underwriting compensation in connection with this offering. The Representative Warrants will be exercisable for a five-year period commencing 180 days following the commencement of sales pursuant to the registration statement of which this prospectus forms a part at an exercise price of $[●] (120% of the assumed public offering price per Unit). See “Underwriting” for a description of the Representative Warrants.

Listing

We intend to apply to have our Common Stock listed on the Nasdaq Capital Market under the symbol “ALTD.” We also have applied to have our Warrants listed on the Nasdaq Capital Market under the symbol “ALTDW.” We will not proceed with this offering in the event our listing application is not approved for listing on the Nasdaq Capital Market.

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Holders

On May 2, 2022, there were approximately [●] record holders of our Common Stock.

New York Anti-Takeover Law

Section 912 of the NYBCL prohibits a New York corporation from engaging in certain business combinations with an interested shareholder and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied, or there is an exception. We are excepted from the provisions of Section 912 of the NYBCL because our shares of Common Stock are registered under Section 12 of the Securities Exchange Act of 1934.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Limitation of Liability and Indemnification of Directors and Officers

Under the provisions of the Articles of Incorporation and bylaws of the registrant, as of the date of this Registration Statement, each person who is or was a director, officer or employee of registrant shall be indemnified by the registrant to the full extent permitted or authorized by the NYBCL, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the registrant, such person shall be indemnified against expenses (including attorneys’ fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (a) expenses (including attorneys’ fees) and (b) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorney’s fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, shares of our Common Stock were quoted on the OTC under the symbol “ALTD.” Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have [●] outstanding shares of our Common Stock, calculated as of [●], assuming no exercise of outstanding options or warrants, if any, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, in the case of the Company for a period of 180 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. See “Underwriting—Lock-Up Agreements.”

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Code, final, temporary, and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction, or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

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You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder.

But generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an €RS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

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Federal Estate Tax

Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8.Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We are offering our Units described in this prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, Inc., is acting as the sole representative (the “Representative”) of the underwriters. We have entered into an underwriting agreement with the Representative and the other underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of Units listed next to its name in the following table.

Underwriters	Number of Units
EF Hutton, division of Benchmark Investments, Inc.	[●]
Total	[●]

The underwriting agreement provides that the underwriters must buy all of the Units offered by this prospectus if they buy any of them. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ option to purchase additional Units as described below. Our Units are offered subject to a number of conditions, including:

●	receipt and acceptance of our Units by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

The underwriters’ obligation to purchase the Units is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business, or prospects after the date of this prospectus.

We have been advised by EF Hutton that the underwriters intend to make a market in our shares of Common Stock and Warrants but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

 After the initial public offering of the Units, the offering price and other selling terms may be changed by the underwriters. Sales of Units made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted the Representative an option exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an aggregate of [●] additional shares of our Common Stock and/or [●] Warrants, in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, the Representative will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Common Stock and Warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock and Warrants to the Representative to the extent the option is exercised. If any additional shares of Common Stock and Warrants are purchased, the Representative will offer the additional shares of Common Stock and Warrants on the same terms as those on which the other Units are being offered hereunder.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the underwriters to securities dealers may be sold at a discount of up to $[●] per share from the public offering price. The underwriters may offer the Units through one or more of their affiliates or selling agents. If all the Units are not sold at the public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Units at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per Unit, less the amount paid by the underwriters to us per Unit. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the Units to the underwriters at the offering price of $[●] per Unit, which represents the public offering price of our Units set forth on the cover page of this prospectus less an 8% underwriting discount.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to [●] additional shares.

	Per Unit		Total Without Exercise of Over-Allotment Option		Total With Exercise of Over-Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commissions (8%)	$	[●]	$	[●]	$	[●]
Proceeds to us, before fees and expenses, to us	$	[●]	$	[●]	$	[●]
Non-accountable expense allowance (1%)	$	[●]	$	[●]	$	[●]
Accountable expense allowance	$	[●]	$	[●]	$	[●]
Printing, transfer agent, warrant agent, etc.	$	[●]	$	[●]	$	[●]
Net Total Proceeds	$	[●]	$	[●]	$	[●]

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We have agreed to reimburse the Representative for its accountable expenses, including the Representative’s legal fees, as well as other fees, expenses, and disbursement up to a maximum amount of $[●]. We have paid $25,000 to the Representative as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the advance shall be returned back to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●].

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Common Stock and the Warrants underlying the Units on the Nasdaq Capital Market; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel) unless such filings are not required in connection with the Company’s proposed listing on the Nasdaq Capital Market, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; €) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriters; (g) the fees and expenses of the Company’s accountants; and (h) a maximum of $[●] for fees and expenses including “road show,” diligence, and reasonable legal fees and disbursements for the underwriters’ counsel. The Company shall be responsible for the underwriters’ external counsel legal costs irrespective of whether or not the offering is consummated, subject to a maximum of $50,000 in the event that it is not consummated. Additionally, one percent (1%) of the gross proceeds of the offering shall be provided to the underwriters for non-accountable expenses. The Representative may deduct from the net proceeds of the offering payable to the Company on the closing date, or the closing date of the over-allotment option, if any, the expenses set forth herein to be paid by the Company to the Representative.

We estimate the total expenses payable by us for this offering to be approximately $[●], which amount includes (i) the underwriting discount of $[●] (8%), (ii) a non-accountable expense of $[●] (1%) (iii) reimbursement of the accountable expenses of the representative equal to $150,000 including the legal fees of the representative being paid by us and (iii) other estimated Company expenses of approximately $[●], which includes legal accounting printing costs and various fees associated with the registration of our securities.

Representative Warrants

We have agreed to issue warrants to the Representative to purchase up to a total of [●] shares of Common Stock (4% of the shares of Common Stock underlying the units sold in this offering, excluding the shares underlying the over-allotment option). We are registering hereby the issuance of the Representative Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Representative Warrants will be non-exercisable for 180 days following the commencement of sales of the offering and will expire on the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part and in compliance with FINRA Rule 5110(f)(2)(G). The Representative Warrants will be exercisable at a price equal to 120% of the public offering price in connection with this offering. The Representative Warrants shall not be redeemable. The Representative Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering, except as provided for in FINRA Rule 5110(e)(2). Notwithstanding the foregoing, the Representative Warrants may be assigned, in whole or in part, to any officer, manager or member of the Representative (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Representative Warrants may be exercised as to all or a lesser number of shares of common stock for a period of five (5) years following the commencement of sales of the offering, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock, provided, there is no effective registration statement for such shares, at the Company’s expense, and unlimited “piggyback” registration rights at the Company’s expense. The sole demand registration right provided at the issuer’s expense will not be greater than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven (7) years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public shareholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(g)(8)(E).

Tail Financing

Pursuant to that certain Letter of Engagement dated as of February 4, 2022 (the “Engagement Agreement”), between the Company and EF Hutton, if, during the 12 month period following the closing of this offering, we consummate a financing with investors with whom the Representative had contacted or introduced to us during the period in which we engaged the Representative, we will pay the Representative a fee equal to 8% of the proceeds of such financing.

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Right of First Refusal

Pursuant to the Engagement Agreement, we have also granted EF Hutton an irrevocable right of first refusal for a period of twelve (12) months after the effective date of this offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to EF Hutton for such transactions.

Lock-Up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, in the case of the Company for a period of 180 days after the date of this prospectus, and in the case of our directors and executive officers and our 5% and greater stockholders for a period of 180 days after the date of this prospectus, without the prior written consent of EF Hutton.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange Listing Application

In connection with this offering, we intend to apply to have our Common Stock and Warrants listed on the Nasdaq Capital Market under the symbols “ALTD” and “ALTDW,” respectively. No assurance can be given that our applications will be approved. We will not proceed with this offering in the event our Common Stock is not approved for listing on the Nasdaq Capital Market.

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Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our shares of Common Stock during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of Common Stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of Common Stock, which involve the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering and purchasing shares of Common Stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Common Stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because EF Hutton has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there has been a limited public market for our Common Stock and there has been no public market for our Warrants. Our Common Stock currently trades on the OTC Marketplace, where it is quoted under the symbol “ALTD.” The public offering price of the Units, including the exercise price of the Warrants, will be negotiated between us and the Representative. The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to EF Hutton;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

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●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Common Stock or that the shares of Common Stock will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of our Common Stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Common Stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our Common Stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Common Stock to be offered so as to enable an investor to decide to purchase any shares of our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Common Stock in, from or otherwise involving the United Kingdom.

Hong Kong

Shares of our Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to shares of our Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Common Stock.

Accordingly, the shares of Common Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Common Stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Common Stock. The shares of Common Stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Common Stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Common Stock. The shares of Common Stock may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Common Stock may not be circulated or distributed, nor may the shares of our Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired shares of our Common Stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Lucosky Brookman LLP, Woodbridge, NJ. Carmel, Milazzo & Feil LLP, New York, NY, is acting as counsel to the underwriters in connection with certain legal matters relating to this offering.

EXPERTS

The financial statements of Altitude as of December 31, 2021 appearing in this prospectus and registration statement of which this prospectus forms a part, have been audited by Turner, Stone & Company, L.L.P., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

The financial statements of Altitude as of December 31, 2020 appearing in this prospectus and registration statement of which this prospectus forms a part, have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement on Form S-1 and its exhibits. For further information with respect to Altitude and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://altdintl.com.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available on the website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

74

75

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Altitude International Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Altitude International Holdings, Inc. and its subsidiaries (the “Company”) as of December 31, 2021 and the related consolidated statements of operations, changes stockholders’ equity (deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the results of its consolidated operations and its consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations since inception and has a working capital deficiency both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-1

Goodwill Impairment Assessment

Critical Audit Matter Description

As described in Notes 1 and 5 to the consolidated financial statements, the Company tests goodwill for impairment annually at the reporting unit level, or more frequently, if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Reporting units are tested for impairment by comparing the estimated fair value of each reporting unit with its carrying amount. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recorded based on the difference between the fair value and carrying amount, not to exceed the associated carrying amount of goodwill. The Company’s annual impairment test occurred on December 31, 2021.

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in determining the fair value of the reporting unit which is based on market indicators. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

-	Testing management’s process for developing the fair value estimate.

-	Evaluating the market indicators used by management in developing their fair value estimate.

-	Testing the completeness and accuracy of underlying data used in the fair value estimate.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
March 15, 2022

We have served as the Company’s auditor since 2022.

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665 Toll Free: 877-853-4195 Web site: turnerstone.com	INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Altitude International Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Altitude International Holdings, Inc. (the “Company”) as of December 31, 2020, the related consolidated statement of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

We have served as the Company’s auditor since 2019.

Lakewood, CO

March 29, 2021

www.bfbcpa.us

5400 W Cedar Ave, Lakewood, CO 80226 PH: 303-953-1454 FAX: 720-251-8836

F-3

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(f/k/a Altitude International, Inc.)

and Subsidiaries

Consolidated Balance Sheets

December 31,

	2021	2020
ASSETS
Current assets
Cash	$423,165	$134,003
Accounts receivable, net	91,520	269,962
Inventory	161,235	50,536
Prepaid expense	88,134	202,003
Total current assets	764,054	656,504

Fixed assets, net	71,036	286,099
Intangible assets, net	287,500	-
Goodwill	29,493,398	-

Total assets	$30,615,988	$942,603

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Notes payable - related party	$-	$69,200
Notes payable	-	934,568
Accounts payable and accrued expenses	436,896	466,708
Accounts payable and accrued expenses - related party	-	113,422
Stockholders’ advance	36,211	36,211
PPP loan	20,800	30,595
Deferred revenue	1,388,126	1,378,502
Total current liabilities	1,882,033	3,029,206

Non-current liabilities
Notes payable, net of current portion	1,288,887	263,300
Total non-current liabilities	1,288,887	263,300
Total liabilities	3,170,920	3,292,506

Commitments and contingencies - Note 7	-	-

Stockholders’ equity (deficit)
Preferred stock - no par value, 5,000,000 shares authorized, 51 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	-
Common stock - no par value, 600,000,000 shares authorized, 358,070,905 and 51,487,764 shares issued, issuable, and outstanding at December 31, 2021 and 2020, respectively	30,362,949	3,091,136
Members’ deficit	-	(1,981,343)
Additional paid in capital	-	(1,270,366)
Non-controlling members’ deficit	-	(44,454)
Accumulated deficit	(2,917,881)	(2,144,876)
Total stockholders’ equity (deficit)	27,445,068	(2,349,903)
Total liabilities and stockholders’ equity (deficit)	$30,615,988	$942,603

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(f/k/a Altitude International, Inc.)

and Subsidiaries

Consolidated Statement of Operations

For the Years ended December 31,

	2021	2020

Revenue	$6,595,867	$5,524,410

Operating expenses
Direct costs of revenue	2,862,941	2,217,974
Professional fees	407,401	106,639
Salary expenses	2,396,915	1,478,414
Stock-based compensation	657,947	-
Marketing expense	240,080	108,229
Rent expense	648,080	98,209
Impairment expense	-	378,433
Other general and administrative expenses	1,804,505	1,723,531
Total operating expenses	9,017,869	6,111,429

Loss from operations	(2,422,002)	(587,019)

Other income (expenses)
Loss on settlement of debt	(11,754)	-
Gain on forgiveness of PPP loans	614,972	507,207
Interest expense	(22,833)	(45,486)
Total other income (expenses)	580,385	461,721

Net loss before non-controlling interest	(1,841,617)	(125,298)
Net loss attributable to non-controlling interests	-	(20,011)
Net loss	$(1,841,617)	$(105,287)

Earnings per share - basic and fully diluted	$(0.01)	$(0.00)

Weighted average number of shares of common stock - basic and fully diluted	189,059,461	45,323,448

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(f/k/a Altitude International, Inc.)

and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

December 31, 2021 and 2020

	Preferred Stock		Common Stock		Additional	Members’ Deficit and BHI	Non-controlling
	No of	No		No	Paid in	Common	Members’	Accumulated
	Shares	Par Value	Shares	Par Value	Capital	Stock	Deficit	Deficit	Total

Balance, December 31, 2019	-	$-	-	$-	$100	$(1,864,881)	$(159,444)	$(37,180)	$(2,061,405)
Capital contribution	-	-	-	-	-	-	135,001	-	135,001
Net loss for the period ended December 31, 2020	-	-	-	-	-	(116,462)	(20,011)	11,175	(125,298)
Balance, December 31, 2020	-	$-	-	$-	$100	$(1,981,343)	$(44,454)	$(26,005)	$(2,051,702)

Balance, December 31, 2020	-	$-	-	$-	$100	$(1,981,343)	$(44,454)	$(26,005)	$(2,051,702)
Acquisition of Altitude International Holdings	51	-	354,576,988	29,598,672	(100)	730,343	44,454	(1,050,259)	29,323,110
Private placement sale of common stock of Breunich Holdings, Inc.	-	-	-	-	-	1,251,000	-	-	1,251,000
Issuance of common stock for services	-	-	3,062,500	657,947	-	-	-	-	657,947
Conversion of debt to common stock	-	-	181,417	87,080	-	-	-	-	87,080
Options exercised into common stock	-	-	250,000	19,250	-	-	-	-	19,250
Acquisition of BHI	-	-	-	-	-	-	-	-	-
Net loss for the period ended December 31, 2021	-	-	-	-	-	-	-	(1,841,617)	(1,841,617)
Balance, December 31, 2021	51	$-	358,070,905	$30,362,949	$-	$-	$-	$(2,917,881)	$27,445,068

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(f/k/a Altitude International, Inc.)

and Subsidiaries

Consolidated Statements of Cash Flows

For the Years ended December 31,

	2021	2020

Cash flows from operating activities:
Net loss	$(1,841,617)	$(125,298)
Net loss attributable to non-controlling interest	-	20,011
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization expense	229,530	51,189
Goodwill impairment	-	378,433
Stock-based compensation	657,947	-
Bad debt expense	205,455	-
Gain on forgiveness of PPP loans	(614,972)	-
Loss on forgiveness of debt	11,754	(507,207)
Change in assets and liabilities:
Accounts receivable	(27,013)	37,593
Inventory	(110,699)	(25,674)
Prepaid expense	113,869	48,450
Accounts payable and accrued expenses	(84,658)	(131,654)
Accounts payable and accrued expenses - related party	(113,422)	(3,754)
Deferred revenue	(116,413)	(640,881)
Net cash used in operating activities	(1,690,239)	(898,792)

Cash flows used in investing activities:
Acquisition of ALTD, net	4,122	-
Purchase of fixed assets	(1,967)	(11,667)
Net cash provided by (used in) investing activities	2,155	(11,667)

Cash flows from financing activities:
Proceeds from notes payable	500,000	673,465
Proceeds from PPP loans	584,377	30,595
Proceeds from private placement of BHI common stock	1,251,000	-
Partners’ capital, net	-	90,127
Proceeds from stock options exercised	19,250	-
Repayment of notes payable to related parties	(69,200)	-
Repayment of notes payable	(308,181)	-
Net cash provided by financing activities	1,977,246	794,187

Net increase (decrease) in cash	289,162	(116,272)

Cash at beginning of period	134,003	250,275

Cash at end of period	$423,165	$134,003

Cash paid for interest	$23,651	$45,522
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Issuance of common stock for acquisition	$29,598,672	$-
Issuance of common stock for accounts payable settlement	$90,708	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

ALTITUDE INTERNATIONAL HOLDINGS, INC.

and Subsidiaries

Notes to the Consolidated Financial Statements

December 31, 2021

NOTE 1 – NATURE OF OPERATIONS

Company Background

Altitude International Holdings, Inc. (f/k/a Altitude International, Inc., the “Company,” “we,” “us,” “our,” or “Altitude-NY”), was incorporated in the State of New York on July 13, 1994 as “Titan Computer Services, Inc.” On August 21, 2020, the Company filed with the State of New York to change the name from Altitude International, Inc. to Altitude International Holdings, Inc.

On June 27, 2017, the Company successfully closed a Share Exchange transaction (the “Share Exchange”) with the shareholders of Altitude International, Inc. (“Altitude”), a Wisconsin corporation. Altitude was incorporated on May 18, 2017, under the laws of the state of Wisconsin and has been operating as a wholly owned subsidiary of Altitude-NY since the Share Exchange. Altitude operates through Northern, Central, and South America sales to execute the current business plan of athletic training industry, specifically altitude training. Our objective is to be recognized as one of the upper tier specialty altitude training equipment providers in the Americas.

On April 24, 2020, the Company formed a wholly owned subsidiary in Wisconsin called “Altitude Sports Management Corp.,” which has no activity to date.

On July 6, 2021, Altitude International Holdings, Inc. (“Altitude” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Breunich Holdings, Inc., a Delaware entity (“BHI”). BHI is a holding company with seven operating LLCs, including CMA Soccer, LLC, ITA-USA Enterprise LLC, Trident Water LLC, North Miami Beach Academy LLC, NVL Volleyball Academy LLC, Six Log Cleaning and Sanitizing LLC, and Altitude Wellness LLC.

Pursuant to the terms of the Agreement, the Company agreed to issue 295,986,724 shares of its common stock to the shareholders of BHI in exchange for 100% ownership of BHI. The Company also agreed to issue 51 shares of its Series A preferred stock to Greg Breunich as part of the agreement.

Following the Agreement, BHI is a wholly owned subsidiary of the Company, with each of its subsidiaries operating as wholly owned subsidiaries.

At the Closing of the Share Exchange Agreement on July 23, 2021, Altitude acquired 100% ownership of BHI as a wholly owned subsidiary and its operating companies: CMA Soccer, LLC, ITA-USA Enterprise LLC, Trident Water LLC, North Miami Beach Academy LLC, NVL Volleyball Academy LLC, Six Log Cleaning and Sanitizing LLC, and Altitude Wellness LLC. Certain subsidiaries have filed for dba’s to reflect the new corporate structure and the Altitude brand. For financial reporting purposes, the acquisition of BHI and the change of control in connection with the acquisition represented a “reverse merger” and BHI is deemed to be the accounting acquirer in the transaction. BHI is the acquirer for financial reporting purposes, and the Company (Altitude International Holdings, Inc.) is the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the acquisition are those of BHI. See Note 3.

On November 5, 2021, the Company formed Altitude Online Learning LLC, a Florida limited liability company. As of December 31, 2021, this entity had no activity.

Nature of Operations

Altitude International Holdings, Inc. is a multi-faceted organization focused on integrating advanced training and hydration technology with specialized sports training.

Since 2017, Altitude has specialized in creating properly engineered, membrane-based designs for simulated altitude training equipment. The product line ranges from personal at home use machines to fully integrated environmental rooms and chambers and has been used at a university and an NFL team. An NBA team has placed an order.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Altitude. All significant intercompany balances and transactions have been eliminated in the consolidation. The consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles (“GAAP”) and stated in United States dollars, have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.

ITA-USA Enterprise LLC, doing business as Club Med Academies and as Altitude Academies, specializes in training and education of young aspiring student-athletes from around the world, providing a pathway from middle school to college to the professional ranks. The Company has no direct relationship with Club Med. ITA’s proprietary educational model currently focuses on sports and academics. The business model is scalable to other disciplines, i.e., the arts and science sectors. It is a tuition-based business hosting boarding and non-boarding students.

CMA Soccer LLC, doing business as Altitude Soccer, the soccer division of Club Med Academies, hosts student-athletes from multiple nations worldwide like all other Club Med Academy sports. CMAS utilizes highly specialized training methodologies blending all of the critical elements required to build an elite-level player. Those who attend participate in a 10 hour per day regimen of soccer and academics. CMAS is a college and professional bound program placing its graduates in colleges throughout the United States and even some in the professional ranks throughout Europe, South America, and the USA.

NVL Academy LLC, doing business as Altitude Volleyball, is CMAS’s beach volleyball and indoor volleyball tuition-based operations. Most of the athletes, except for a few individuals, come from the USA. For the most part, Volleyball in the United States is a women’s sport. There is a significant opportunity for college scholarships for those attending. NVL operates and functions like all other academy sports.

Trident Water LLC manufactures Atmospheric Water Generators (“AWG’s”). They range from smaller residential, light commercial, and heavy-duty military-grade machines. The machines supply 12, 100, to 200 gallons per day. Trident’s patented purification process produces what management believes is the purest of water that is then put through filters replenishing the calcium and magnesium minerals to make the finest drinking water on the market today.

North Miami Beach Academy LLC, a local park operation with the City of North Miami Beach, provides junior, adult, and family programming for the city residents. In addition to the local park deliverables, NMBA operates a non-boarding tennis and academic academy.

Six Log Cleaning & Sanitizing, LLC provides a wide variety of services to its corporate customers, including but not limited to: general office cleaning, carpet cleaning, window cleaning, and other janitorial protocols. Fogging to prevent and protect against exposure to various bacteria, fungi, and viruses is another Six Log offering.

Altitude International, Inc. manufactures air separation systems and chambers to regulate oxygen, carbon dioxide, humidity and temperature levels in Altitude’s hypoxic chamber training environments. Altitude’s chambers simulate altitudes from 0-39,000 feet, ideal for athletic training. Altitude’s chambers are currently utilized by the National Football League (“NFL,” the Miami Dolphins) and one university (Tulane University) sports teams to train and develop their athletes. An Altitude chamber will be installed for a National Basketball Association (“NBA,” Orlando Magic) shortly.

F-9

Altitude Wellness LLC focuses on helping our members reach their individual health goals by offering various experiences that enhance the way you look and feel. Multiple modalities ranging from altitude chambers, cryo chambers, ozone chamber, red light therapy, IV therapy, infrared sauna, and neuro feedback are just a few of the treatments that will be available. The Altitude Wellness Experience will be a combination of a hundred little things that make each member feel special. From warm and chilled eucalyptus towels when you arrive to fresh juices and healthy snacks, all is vital to the experience. The highly trained staff will include nurses, dietitians, trainers, therapists, and health specialists. Each will know the patient by name and be familiar with their profile, which will be completed on the app and available to the Experience Specialists upon each check-in. As of December 31, 2021, Altitude Wellness is not operating.

Altitude Online Learning LLC was recently established in 2021 to support and address the global demand in distance learning. This is a natural extension to our existing brick-and-mortar academic operations. Through our corporation system status, Altitude Online Learning is fully accredited. The economics of an online distance school presents significant potential opportunity. Now students from around the world will have the opportunity to earn an American diploma in their home countries while attending Altitude Online Learning.

Altitude Sports Management Corp. has not been defined for its use as of December 31, 2021.

All intercompany accounts and transactions are eliminated in consolidation.

Going Concern and Liquidity

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On December 31, 2021, we had $423,165 in cash. Our net losses incurred for the year ended December 31, 2021 were $1,841,617 and working capital deficit was $1,117,979 at December 31, 2021. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) of $250,000. The Company had material balances in excess of the insured limits as of December 31, 2021, and 2020 of approximately $173,000 and $0, respectively.

F-10

Accounts Receivable

Accounts receivable for tuition is recorded by the Company. As of December 31, 2021, and 2020, the balances were $91,520 and $269,962, net of allowances. There were allowances for doubtful accounts of $205,455 and $0 at December 31, 2021 and 2020, respectively. The credit terms provided are as follows:

1.	Altitude Academies – The tuition is paid typically in two installments but, on a case-by-case basis, modifications do occur.

2.	Altitude Water – The normal credit terms is 50% down with final payment upon delivery.

3.	Altitude Chambers – The normal credit terms is 50% down with progress payments until final payment upon delivery.

Bad debt expense is determined based on the aging of accounts receivable and subsequent collections. Typically, receivables aged 60 days, or more is reviewed for determination. Receivables over 90 days, unless payment terms with some payments made to date, are reserved as additional allowance for doubtful accounts.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation. Expenditures that extend the life, increase the capacity, or improve the efficiency of property and equipment are capitalized, while expenditures for repairs and maintenance are expensed as incurred. Depreciation is recognized using the straight-line method over the following approximate useful lives:

Computers, software, and office equipment	1 – 6 years
Machinery and equipment	3 – 5 years
Leasehold improvements	Lesser of lease term or estimated useful life
Operating / shop equipment	4 – 7 years
Transportation equipment	5 – 6 years

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) as codified in Accounting Standards Codification (“ASC”) No. 842 (“ASC 842”). ASU 2016-02, ASC 842, and additional issued guidance are intended to improve financial reporting of leasing transactions by requiring organizations that lease assets to recognize assets and liabilities for the rights and obligations created by leases that extend more than twelve months. As a result of the adoption of the new lease accounting guidance using the effective date transition method, on January 1, 2019, the Company did not have any lease obligations that extended more than twelve months except for two warehouse leases for Trident Water, which were thirteen months.

We include options to extend or terminate the lease in the lease term for accounting considerations, when it is reasonably certain that we will exercise that option. Our leases have remaining lease terms of less than 1 year. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We do not recognize leases with an initial term of twelve months or less on the balance sheet and instead recognize the related lease payments as expense in the consolidated statements of income on a straight-line basis over the lease term. We account for lease and non-lease components as a single lease component for all asset classes. Our lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Inventory and Direct Costs of Revenue

The inventory is comprised of Atmospheric Water Generators (“AWG’s”) at Trident and chamber related parts at Altitude International and are valued at the lower of cost or market. As of December 31, 2021, and 2020, the inventory was valued at $161,235 and $50,536, respectively.

Inventory is comprised of:

Finished Goods	$33,000
Parts	$128,235
Total	$161,235

Impairment of Long-Lived Assets

The Company’s long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue Recognition

Our sales are generated from three revenue streams: 1) contracts with customers for the design, development, manufacture, and installation of simulated altitude athletic equipment, 2) sports training and academic tuition, and 3) water filtration systems. For the simulated athletic equipment and the water filtration systems, we provide our products under fixed-price contracts. Under fixed-price contracts, we agree to perform the specified work for a pre-determined price. To the extent our actual costs vary from the estimates upon which the price was negotiated, we will generate more or less profit or could incur a loss.

F-11

We account for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

We evaluate the products or services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The products and services in our contracts are typically not distinct from one another due to their complex relationships, customization, and the significant contract management functions required to perform under the contract. Accordingly, our contracts are typically accounted for as one performance obligation, except for the simulated altitude athletic equipment whereas there is a service obligation over a period of time.

We determine the transaction price for each contract based on the consideration we expect to receive for the products or services being provided under the contract.

In regard to the simulated altitude athletic equipment and the water filtration systems, we recognize revenue as performance obligations are satisfied and the customer obtains control of the products and services. In determining when performance obligations are satisfied, we consider factors such as contract terms, payment terms and whether there is an alternative future use of the product or service. Substantially all of our revenue is recognized over time as we perform under the contract because if our customer were to terminate the contract for reasons other than our non-performance, we would have the right to recover damages which would include, among other potential damages, the right to payment for our work performed to date plus a reasonable profit to deliver products or services that do not have an alternative use to us.

In regard to the sports training and academics tuition revenue recognition policy, the tuition is recognized over the course of the training period which is typically a semester. In determining when performance obligations are satisfied, we consider factors as to actual attendance at the academy.

Deferred Revenue

Our payment terms generally require a substantial initial deposit to confirm a reservation and tuition for the school year or training period. Historically, our deferred revenue balances are comprised solely of customer deposit balances and changes from period to period due to the seasonal nature of billings and cash collections, the amount of students in each program and the recognition of revenue. A deposit made to the Company for tuition is contractually non-refundable. As of December 31, 2021, and 2020, deferred revenue amounted to $1,388,126 and $1,378,502, respectively.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

F-12

Non-controlling interest

Non-controlling interest represents third-party ownership in the net assets and partnership interests in all of our consolidated subsidiaries. For financial reporting purposes, the assets and liabilities of our majority-owned subsidiary consolidated with those of the Company’s wholly owned subsidiaries, with any third-party investor’s interest shown as non-controlling interest.

For the year ended December 31, 2020, the Company had $20,011 related to non-controlling interest. In January 2021, BHI was formed and became the parent company of ITA, where the non-controlling interest parties were. BHI issued the non-controlling interest parties stock in BHI which was exchanged for common stock of ALTD at the time of the transaction between BHI and ALTD. The common stock of ALTD given to the former non-controlling interest parties was from the stock issued to BHI in the transaction.

Fair Value of Financial Instruments

The book values of cash, accounts receivable, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;
●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company does not have any dilutive shares of common stock as of December 31, 2021, or 2020.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of December 31, 2021. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the year ended December 31, 2021.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-13

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Goodwill and Intangible Assets

The Company accounts for intangible assets in accordance with the authoritative guidance issued by the FASB. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets for impairment, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows. Recoverability of intangible assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors, including past operating results, budgets, economic projections, market trends, and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. The Company tests its goodwill using a market-based approach to determine the estimated fair value of the reporting unit as to which the goodwill has been allocated. As of December 31, 2021, based on the assessment of Management, the Company determined that goodwill associated with the share exchange in which the Company acquired BHI amounting to $29,493,398. The Company will evaluate goodwill annually for any impairment.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options, which simplifies accounting for convertible instruments. The new guidance eliminates two of the three models in ASC 470-20 that require separating embedded conversion features from convertible instruments. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation. The guidance is effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements.

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 – REVERSE MERGER

Acquisition of Breunich Holdings, Inc.

On July 6, 2021, Altitude International Holdings, Inc. (“Altitude”) entered into a Share Exchange Agreement (the “Agreement”) with BHI, a Delaware entity. The Agreement closed on July 23, 2021. BHI is a holding company with seven operating LLCs, including CMAS, ITA, Trident, NMBA, NVL, Six Log, and Altitude Wellness. These entities have since been rebranded with “Altitude”-specific names.

Pursuant to the terms of the Agreement, the Company issued 295,986,724 shares of its common stock to the shareholders of BHI in exchange for 100% ownership of BHI (the “Share Compensation”). The Company’s common stock is not historically traded at significant volume which has caused significant fluctuations in the price per share. For the initial valuation, the stock was valued at $0.331 per share per the closing price on July 22, 2021, or $97,971,606. The Company performed a valuation of the BHI acquisition, and the value was determined to be $29,493,398 based on the fair value of BHI at the acquisition date. The goodwill is attributable to common synergies, the workforce.

F-14

Greg Breunich, a primary owner and CEO of BHI, was appointed as CEO, CFO and Director of the Company in January 2021 as the two companies worked to finalize the Agreement.

The following table summarizes the consideration given for Altitude and the fair values of the assets and liabilities assumed at the acquisition date.

Consideration given:

Common stock shares given	$29,598,672
Total consideration given	$29,598,672

Fair value of identifiable assets acquired, and liabilities assumed:
Cash	$4,122
Prepaid expenses	39,208
Notes payable	(20,800)
Accounts payable and accrued expenses	(55,008)
Deferred revenue	(126,037)
Shareholder advance	(36,211)
UK Sporting Edge license	300,000
Total identifiable net liabilities	105,274
Goodwill	29,493,398
Total consideration	$29,598,672

Accounting Treatment of the Merger

For financial reporting purposes, the Share Exchange represented a “reverse merger” and BHI was deemed to be the accounting acquirer in the transaction. The Share Exchange has been accounted for as a reverse-merger.

Breunich Holdings, Inc. is deemed to be the acquirer for financial reporting purposes, and Altitude International Holdings, Inc. is treated as the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Share Exchange are those of BHI and are recorded at the historical cost basis of BHI, and the financial statements after completion of the Share Exchange will include the assets and liabilities of ALTD and BHI, and the historical operations of BHI and ALTD from the acquisition date forward.

Goodwill is not deductible for income tax purposes.

The information below represents the revenues and earnings of the combined entities as if the business combination had occurred on January 1, 2020:

	2021	2020
Revenues	$6,595,867	$5,525,596
Net loss	$(5,015,908)	$(433,834)

The amount of revenues and net loss in the consolidated Statement of Operations attributable to the acquired entity for the year ended December 31, 2021 is $0 and $914,059, respectively.

F-15

NOTE 4 – FIXED ASSETS

The Company has fixed assets related to computer and equipment, furniture and fixtures, leasehold improvements, operating / shop equipment and transportation equipment. The depreciation of the equipment is over a three-year period. As of December 31, 2021, and December 31, 2020, the Company had fixed assets, net of accumulated depreciation, of $71,036 and $286,099, respectively. The fixed assets are as follows:

	December 31,
	2021	2020
Computer and equipment	$148,893	$146,925
Furniture and fixtures	17,331	17,331
Leasehold improvements	234,835	162,840
Operating / shop equipment	185,128	257,124
Transportation equipment	36,991	36,991
Total fixed assets	623,178	621,211
Less: Accumulated depreciation	552,142	335,112
Total fixed assets, net	$71,036	$286,099

Depreciation for the years ended December 31, 2021, and 2020 was $217,030 and $51,189, respectively.

NOTE 5 – GOODWILL AND INTANGIBLE ASSETS

The Company has goodwill related to the acquisition of Altitude International Holdings, Inc. As of December 31, 2021, and December 31, 2020, the Company had goodwill of $29,493,398 and $0, respectively.

The Company has intangible assets related to the license agreement between Altitude International, Inc. and Sporting Edge. The Company is amortizing this intangible asset over a period of ten years. As of December 31, 2021, and 2020, the intangible assets were $287,500 and $0, respectively. For the years ended December 31, 2021, and 2020, the Company recorded amortization expense for intangible assets of $12,500 and $0, respectively. The amortization for 2021 was for five months.

The future amortization of the license agreement is as follows:

2022	$30,000
2023	30,000
2024	30,000
2025	30,000
2026	30,000
Thereafter	137,500
Total	$287,500

NOTE 6 – NOTES PAYABLE

	December 31, 2021			December 31, 2020
		Accrued			Accrued
	Principal	Interest	Total	Principal	Interest	Total
SBA EIDL	$149,169	$-	$149,169	$-	$-	$-
FVPO Funds	91,758	20,574	112,332	-	-	-
Grand Slam	434,560	-	434,560	464,560	-	464,560
FVPO Funds	500,000	-	500,000	-	-	-
SBA EIDL	113,400	-	113,400	-	-	-
SBA PPP	-	-	-	30,595	-	30,595
SBA	-	-	-	263,300	-	263,300
Feenix Payment Systems	-	-	-	200,000	24,359	200,000
Feenix Payment Systems	-	-	-	169,208	17,992	169,208
Amigh, LLC	-	-	-	80,000	-	80,000
Total	$1,288,887	$20,574	$1,309,461	$1,207,663	$42,351	$1,250,014

On March 2, 2018, Frost, then a director, loaned the Company $40,000 in the form of a unsecured promissory note. The note bears interest of 20% and has the term of one year, at which time all principal and interest will be paid in a balloon payment. In February 2021, the Company paid this note, which was in default, and accrued interest.

On August 10, 2018, Frost, a director, loaned the Company $13,000 in the form of a unsecured promissory note. The note bears interest of 20% and has the term of six months, at which time all principal and interest will be paid in a balloon payment. In February 2021, the Company paid this note, which was in default, and accrued interest.

F-16

On November 5, 2018, Frost, a director, loaned the Company $500 in the form of a unsecured promissory note. The note bears interest of 8% and has the term of six months, at which time all principal and interest will be paid in a balloon payment. In February 2021, the Company paid this note, which was in default, and accrued interest.

On April 9, 2020, Kanuth, an officer and director, loaned the Company $1,500 in the form of a unsecured promissory note. The note bears interest of 8% and has the term of one year, at which time all principal and interest will be paid in a balloon payment. On April 30, 2021, the principal and interest were paid in full.

On April 15, 2020, Kanuth, an officer and director, loaned the Company $4,200 in the form of a unsecured promissory note. The note bears interest of 8% and has the term of one year, at which time all principal and interest will be paid in a balloon payment. On April 30, 2021, the principal and interest were paid in full.

On May 5, 2020, the Company received $20,800 in the form of a loan through the CARES Act Paycheck Protection Program. The balance at December 31, 2021 was $20,800.

On January 11, 2019, ITA entered into a Revolving Loan Commitment (the “Credit Agreement”) with Feenix Payment Systems (“Feenix”), which provided for total borrowings of up to $200,000. During 2020, ITA-USA Enterprise converted the credit agreement into a Term Loan Commitment (the “Loan Note”) in the amount of $200,000. The Loan Note bears interest at a rate of 12% per year. Loan payments are interest only with the principal balance due at the maturity date. As of December 31, 2021, and 2020, the balances of loan notes payable were $0 and $200,000, respectively. The loan note matured on January 15, 2021. On January 15, 2021, the Company converted the loan to a 24-month term loan. The balance on this note payable was paid on June 20, 2021.

On January 11, 2019, ITA entered into a Term Loan Commitment (the “Loan Note”) with Feenix, which provides for a loan of $300,000. The loan note has a three-year term and bears interest at a rate of 8.5% per annum. The loan note may be prepaid at any time prior to maturity with no prepayment penalties. As of December 31, 2021, and 2020, the balances of the loan note payable were $91,758 and $169,208, respectively. This note was paid in full on January 3, 2022. The Loan Note had certain covenants regarding financial reporting and new loans which Feenix has provided waivers in regard to those requirements.

On October 31, 2011, ITA entered into a Promissory Loan (the “Loan Note”) with Grand Slam Partners (“Grand Slam”), which provides for a loan of $735,714. Beginning on December 31, 2012, and on or before December 31st thereafter until the loan note is paid in full, ITA shall pay an annual lump sum payment at the conclusion of each calendar year equal to the greater of 25% of net profits of the corresponding calendar year or $30,000 (“Scheduled Annual Payment”). The Loan Note may be prepaid at any time prior to maturity with no prepayment penalties. As of December 30, 2021, and 2020, the balances of the loan note payable were $434,560 and $464,560, respectively.

On May 27, 2020, and August 25, 2020, ITA and NVL received unsecured loans from the Small Business Administration (“SBA”) of $149,900 and $113,400, respectively. These 2020 SBA loans bear interest at 3.75% per annum and are payable over 30 years with all payments of principal and interest deferred for the first twelve months. Substantially all of the assets of the Company are pledged as security for this loan. The balance at December 31, 2021 is $149,169 and $113,400, respectively. These notes are secured by substantially all assets of ITA and NVL.

On March 29, 2018, CMA entered into an unsecured Loan Commitment (“Loan Note”) with Amigh, LLC, which provided for a loan of $80,000. The loan has a three-year term and bears no interest. The balance was satisfied in January 2021 with the issuance of shares of ALTD which were issued to BHI in the July 23, 2021 transaction.

On December 20, 2021, Trident Water and Altitude International Holdings, Inc. entered into an unsecured Loan Agreement with FVP Servicing, LLC for $500,000. The loan matures on December 20, 2023, and bears interest of 12%. The balance as of December 31, 2021 was $500,000. The loan is secured by the assets of Trident Water and Altitude International Holdings, Inc. and guaranteed by all entities of the Company. On February 8, 2022, the Company entered into a First Amendment to Loan Agreement (see Note 12).

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows. As of March 14, 2022, the Company did not have any legal actions pending against it.

On June 27, 2017, Altitude entered a license agreement with Sporting Edge UK, Sporting Edge UK is the sole and exclusive owner of and has the right to license to licensee the ability to manufacture and sell rights to the full range of membrane-based systems for the production of reduced oxygen environments and associated services as well as the use of patents and trademarks held by Sporting Edge UK or Vincent.

On January 24, 2019, Altitude and Sporting Edge UK entered into a Revised Licensing Agreement that grants a license to Altitude to use Sporting Edge UK’s proprietary technology related to properly engineered, membrane-based designs for simulated altitude training equipment. The annual license fee under the revised agreement is $1.00 per year. The product line ranges from personal at home use machines to fully integrated environmental rooms and chambers. Altitude has the licensing rights to use all technology to manufacture the products and to sell them (directly or through distributors) in the following territories:

●	The Continent of North America, Central America and South America.

●	Other territories as may be agreed from time to time, on a temporary or permanent basis.

F-17

All amounts due under the 2017 license agreement were waived, as were all royalty fees. The Company will continue to pay for equipment per the agreement.

On October 31, 2021, Altitude Wellness LLC and 16929 Wellness Consultants Inc. (“16929 Wellness”) entered into a Management Agreement. As part of the agreement, the Company pays the management of 16929 Wellness a monthly payment of $20,000 until the earlier of six months following the date of the agreement or the day that the monthly management fee from selling franchises is greater than $20,000 per month. 16929 Wellness granted a waiver on the $20,000 payment for November 2021. The Company will pay 16929 Wellness a monthly fee of $1,250 for each franchise that uses Dr. Kenneth JH Lee as a medical director and 20% of all initial franchisee franchise fees (estimated to be $8,000 per franchise purchased. As part of the agreement, 3,000,000 shares of common stock of the Company were issued to 16929 Wellness.

NOTE 8 – RELATED PARTY TRANSACTIONS

On March 2, 2018, Frost, then a director, loaned the Company $40,000 in the form of a promissory note. The note bears interest of 20% and has the term of one year, at which time all principal and interest will be paid in a balloon payment. In February 2021, the Company paid this note and accrued interest.

On August 10, 2018, Frost, a director, loaned the Company $13,000 in the form of a promissory note. The note bears interest of 20% and has the term of six months, at which time all principal and interest will be paid in a balloon payment. In February 2021, the Company paid this note and accrued interest.

On November 5, 2018, Frost, a director, loaned the Company $500 in the form of a promissory note. The note bears interest of 8% and has the term of six months, at which time all principal and interest will be paid in a balloon payment. In February 2021, the Company paid this note and accrued interest.

On April 9, 2020, Kanuth, an officer and director, loaned the Company $1,500 in the form of a promissory note. The note bears interest of 8% and has the term of one year, at which time all principal and interest will be paid in a balloon payment. On April 30, 2021, the principal and interest were paid in full.

On April 15, 2020, Kanuth, an officer and director, loaned the Company $4,200 in the form of a promissory note. The note bears interest of 8% and has the term of one year, at which time all principal and interest will be paid in a balloon payment. On April 30, 2021, the principal and interest were paid in full.

On March 9, 2021, Frost converted $90,708 of payable due to him in exchange for 181,417 shares of common stock of the Company. The issuance was made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the Company held by the Investor, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

On April 30, 2021, the Company paid Robert Kanuth $20,000 as a settlement for all liabilities owed to him which totalled $20,395. See Note 4.

In 2021, the Company compensated Gregory Breunich and Gabriel Jaramillo collectively $360,000, which was paid to their company, Trans World Performance LLC.

NOTE 9 – STOCKHOLDERS’ EQUITY

Preferred Stock

On February 5, 2015, the Board of Directors of the Company authorized 5,000,000 shares of preferred stock with no par value. Each share of the preferred stock is entitled to one vote and is convertible into one share of common stock.

On July 21, 2021, the Company filed a Certificate of Designation for Series A Preferred Stock. The Series A Preferred Stock shares vote together with the common stock and has voting rights equal to 0.019607 multiplied by the total issued and outstanding shares of common stock eligible (the “Numerator”) to vote at the time of the respective vote divided by 0.49 minus the Numerator. As of December 31, 2021, with 358,070,905 shares of common stock outstanding, the 51 shares of Series A Preferred Stock would have 369,547,734 votes per share of Series A Preferred Stock.

F-18

On July 23, 2021, the Company issued 51 shares of preferred stock to Gregory Breunich for services rendered to the Company.

As of December 31, 2021, and December 31, 2020, the Company had 51 shares of preferred stock and 0 shares of preferred stock issued and outstanding, respectively.

Common Stock

Altitude was incorporated on May 18, 2017, under the laws of the state of Wisconsin with 100,000,000 authorized common stock with $0.001 par value. The shareholders have one vote per share of common stock.

After the closing of certain Stock Purchase Agreements, in private sale transaction and the Share Exchange Agreement, the Company’s common stock had no par value and is registered in New York.

On February 10, 2021, the Company filed a Certificate of Amendment the Certificate of Incorporation with the State of New York to amend its authorized shares of common stock by an additional 530,000,000 whereas the total authorized is a total of 605,000,000 shares of capital stock consisting of (i) 600,000,000 shares of common stock, no par value, and (ii) 5,000,000 shares of preferred stock, no par value.

On January 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for January 2021. The common stock of the Company is thinly traded and had a value of $0.103 per share, therefore the Company recorded the transaction at $1,288.

On February 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for February 2021. The common stock of the Company is thinly traded and had a value of $0.295 per share, therefore the Company recorded the transaction at $3,687.

On February 2, 2021, the Company issued shares of common stock for services as follows: Elizabeth K. Stahl, 40,000; Robin K. Walker, 100,000; Greg Whyte,1,500,000; and Greg Anthony, 5,000,000. The shares were valued at $0.40, or $16,000, $40,000, $600,000 and $2,000,000, respectively.

On February 8, 2021, Frost exercised 250,000 options at $0.077 per share for $19,250.

On March 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for March 2021. The common stock of the Company is and had a value of $0.708 per share, therefore the Company recorded the transaction at $8,850.

On March 9, 2021, the Company issued 50,000 shares of common stock of the Company to Kanuth in exchange for services. The value was $0.58 per share or $29,000.

On March 9, 2021, Frost converted $87,080 of payable due to him in exchange for 181,417 shares of common stock of the Company. The issuance was made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the Company held by the Investor, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

On April 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for April 2021. The common stock of the Company is and had a value of $0.408 per share, therefore the Company recorded the transaction at $5,100.

F-19

On May 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for May 2021. The common stock of the Company is and had a value of $0.22 per share, therefore the Company recorded the transaction at $2,750.

On June 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for June 2021. The common stock of the Company is and had a value of $0.201 per share, therefore the Company recorded the transaction at $2,512.

Between February 2021 and July 2021, BHI sold 12,510,000 shares of BHI valued at $0.10 per share for $1,251,000 in proceeds,

On July 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for July 2021. The common stock of the Company is and had a value of $0.201 per share, therefore the Company recorded the transaction at $2,478.

On July 6, 2021, the Company issued 50,000 shares of common stock to Jeff Deforrest for services. The shares were valued at $0.21 each for a total value of $10,500.

On July 6, 2021, the Company issued 300,000 shares to FMW Media Corp, LLC. The shares were valued at $0.21 each for a total value of $63,000.

On July 23, 2021, the Company issued 295,986,724 shares of common stock in conjunction with the Share Exchange Agreement with BHI (see Note 3).

On August 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for August 2021. The common stock of the Company is and had a value of $0.201 per share, therefore the Company recorded the transaction at $5,375.

On September 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for September 2021. The common stock of the Company is and had a value of $0.298 per share, therefore the Company recorded the transaction at $3,725.

On October 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for October 2021. The common stock of the Company is and had a value of $0.20 per share, therefore the Company recorded the transaction at $2,500.

On October 31, 2021, the Company issued 16929 Wellness Consultants Inc. (“16929 Wellness”) 3,000,000 shares of common stock for services related to the Management Agreement executed between 16929 Wellness and Altitude Wellness LLC.

On November 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for November 2021. The common stock of the Company is and had a value of $0.1797 per share, therefore the Company recorded the transaction at $2,246.

On December 1, 2021, the Company issued its legal counsel 12,500 shares of common stock for legal work for December 2021. The common stock of the Company is and had a value of $0.072 per share, therefore the Company recorded the transaction at $900.

Stock Option Plan

On February 13, 2018, the Company’s shareholders and Board of Directors approved the 2017 Incentive Stock Plan.

On January 25, 2019, the Company issued 250,000 options to Frost. The options vest at a rate of 25% every six months after the grant date and expire upon termination of employment. The exercise price is $0.077. The Black-Scholes calculation valued the options at $15,809, or $0.06 per share. On February 8, 2021, Frost exercised the options at $0.077 per share for $19,250.

There are currently no stock options currently issued and outstanding under the 2017 Plan, as all 250,000 remaining stock options issued and outstanding were exercised on February 8, 2021.

F-20

NOTE 10 – INCOME TAXES

As of December 31, 2021, the Company has net operating loss carry forwards of $254,336 that $0 may be available to reduce future years’ taxable income through 2041. In 2020, there were no tax impacts as Breunich Holdings, Inc. was taxed as an limited liability company. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% to loss before taxes for fiscal year 2021 and 2020), as follows:

	December 31,	December 31,
	2021	2020
Tax expense (benefit) at the statutory rate	$(205,425)	$(66,230)
State income taxes, net of federal income tax benefit	(48,911)	(15,769)
Change in valuation allowance	254,336	81,999
Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax years 2021 and 2020 remains to examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2021 and 2020, are as follows:

	December 31,	December 31,
	2021	2020
Deferred tax assets:
Net operating loss carryforward	$254,336	$247,032
Timing differences	-	-
Total gross deferred tax assets	254,336	247,032
Less: Deferred tax asset valuation allowance	(254,336)	(247,032)
Total net deferred taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2021 and 2020 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $254,336 and $0 as of December 31, 2021, and 2020, respectively. Due to the transaction between the Company and BHI (see Note 3), which resulted in a change of control, net operating loss carryforwards prior to the transaction may not be usable for the future.

NOTE 11 – REVENUE CLASSES

The Company has three distinct revenue streams: altitude chambers, tuition-based sports academies, and water systems. Selected financial information for the Company’s operating revenue classes are as follows:

	For the	For the
	year ended	year ended
	December 31, 2021	December 31, 2020
Revenues:
Altitude chambers	$-	$-
Tuition-based sports academies	6,122,834	5,524,410
Water systems	473,033	-
Total	$6,595,867	$5,524,410

NOTE 12 – SUBSEQUENT EVENTS

On January 1, 2022, the Company issued its legal counsel 12,500 shares of common stock for legal work for January 2022. The common stock of the Company is thinly traded and had a value of $0.119 per share, therefore the Company recorded the transaction at $1,488.

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On February 1, 2022, the Company issued its legal counsel 12,500 shares of common stock for legal work for February 2022. The common stock of the Company is thinly traded and had a value of $0.069 per share, therefore the Company recorded the transaction at $862.

On February 8, 2022, the Company entered into a First Amendment to Loan Agreement with FVP Servicing, LLC (see Note 6) for an additional incremental advance of $100,000.

On February 22, 2022, the Company issued 1,000,000 shares of common stock of the Company to Hospitality Funding Inc. in exchange for services related to consulting.

On March 1, 2022, the Company issued its legal counsel 12,500 shares of common stock for legal work for March 2022. The common stock of the Company is thinly traded and had a value of $0.06 per share, therefore the Company recorded the transaction at $750.

On March 7, 2022, Altitude International Holdings, Inc. and CMA Soccer LLC entered into a Consulting, Management and License Agreement with Soccer Partners America (“Soccer Partners”), a Colorado not for profit corporation. Soccer Partners, under the brand name of Rush Soccer, has developed the largest known network of affiliated independent youth soccer clubs and with CMA Soccer, will establish a Rush residential academy program and a men’s professional soccer team. As part of the agreement, certain members of the management of Soccer Partners were granted a combined total of 10,000,000 shares of common stock of the Company and employment agreements for five individuals.

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[●] Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

ALTITUDE INTERNATIONAL HOLDINGS, INC.

PROSPECTUS

Sole Book-Running Manager

EF Hutton

division of Benchmark Investments, Inc.

__________________, 2022

Through and including __________________, 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee. Except as otherwise noted, all the expenses below will be paid by us.

Offering Expenses
SEC registration fee	$	[●]
FINRA filing fee	$	[●]
Legal fees and expenses	$	[●]
Total	$	[●]

Item 14. Indemnification of Directors and Officers

We are a New York corporation and are governed by the New York Business Corporation Law (“NYBCL”).

The NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, the NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers, contingent upon the person’s commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified.

The NYBCL provides that the indemnification provisions contained in the NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s articles of incorporation or bylaws, or, when authorized by the corporation’s articles of incorporation or bylaws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. The NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

Our bylaws provide that, to the maximum extent permitted by NYBCL and the federal securities laws, we must indemnify and, upon request advance, expenses to a director or officer made, or threatened to be made, a party to any action or proceeding (other than a shareholder derivative action) by reason of such person being a director or officer, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification would cover reasonable expenses, judgments, fines, amounts incurred in connection with the defense of such action or proceeding or in connection with an appeal therein.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

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Item 15: Recent Sales of Unregistered Securities

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in that such sales and issuances did not involve a public offering, or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

On July 15, 2019, the Company issued 1,000,000 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) to Pete Sandore, a director of the Company, for services to be rendered.

On July 15, 2019, the Company issued 1,000,000 shares of Common Stock of the Company to Greg Anthony, a director of the Company, for services to be rendered.

On July 15, 2019, the Company issued 1,000,000 shares of Common Stock of the Company to Joseph B. Frost, an officer and director of the Company, for services to be rendered. The shares were valued at $0.11 per share or $110,000.

On July 17, 2019, the Company issued 1,134,144 restricted shares of Common Stock to Robert Kanuth (“Kanuth”) upon the conversion of $79,390.02 in existing debt owed to Kanuth that has been accrued by the Company.

On July 17, 2019, the Company issued shares of Common Stock to its directors, officer, and certain consultants for their service to the Company. J.B. Frost was issued 1,000,000 restricted shares of Common Stock, Greg Anthony was issued 1,000,000 restricted shares of Common Stock, Pete Sandore was issued 1,000,000 restricted shares of Common Stock and its legal counsel was issued 62,500 restricted shares of Common Stock.

On September 19, 2019, the Company issued Leslie Visser, a director of the Company, 33,334 shares of Common Stock of the Company, in exchange for a payable amount of $2,000. The shares were valued at $0.099 or $3,300 therefore the Company recorded a loss on settlement of debt of $1,300.

On April 14, 2020, the Company issued 7,390,144 restricted shares of Common Stock to Kanuth and Lesley Visser upon the conversion of $257,916 in existing debt owed to Kanuth that has been accrued by the Company.

On April 14, 2020, the Company issued 62,500 restricted shares of Common Stock to its legal counsel.

On July 8, 2020, the Company issued 7,946,625 restricted shares of Common Stock to Joseph Frost (“Frost”) upon the conversion of $158,932 in existing debt owed to Frost that has been accrued by the Company.

On July 1, 2020, the Company issued 12,500 restricted shares of Common Stock its legal counsel.

On August 16, 2020, the Company issued 7,946,625 restricted shares of Common Stock to Frost upon conversion of $158,933 in existing debt owed to Frost that has been accrued by the Company.

On February 8, 2021, Frost exercised 250,000 options at $0.077 per share for $19,250.

II-2

On February 10, 2021, the Company issued shares of Common Stock to certain individuals for their service to the Company. Gregory C. Anthony was issued 5,000,000 restricted shares of Common Stock, Greg Whyte was issued 1,500,000 restricted shares of Common Stock, certain consultants were issued 140,000 restricted shares of Common Stock and its legal counsel was issued 37,500 restricted shares of Common Stock.

On March 9, 2021, Frost converted $90,708 of payable due to him in exchange for 181,417 shares of Common Stock of the Company.

On March 9, 2021, the Company issued 25,000 shares of Common Stock its legal counsel for services rendered to the Company.

On April 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On May 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On June 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On July 6, 2021, the Company issued 50,000 shares of Common Stock to Jeff Deforrest for services rendered to the Company.

On July 6, 2021, the Company issued 300,000 shares to FMW Media Corp, LLC for services rendered to the Company.

Pursuant to the Share Exchange Agreement with Breunich Holding, Inc. (“BHI”), on July 23, 2021, the Company issued 295,986,724 shares of its restricted Common Stock to the stockholders in BHI on a pro rata basis.

Effective July 23, 2021, the Company issued fifty-one shares of the Company’s Series A Preferred Stock to Greg Breunich for his services as an officer of the Company.

On August 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On September 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On October 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On November 1, 2021, the Company issued 12,500 shares of Common Stock its legal counsel for services rendered to the Company.

On December 1, 2021, the Company issued its legal counsel 12,500 shares of Common Stock for legal work for December 2021. The Common Stock of the Company is and had a value of $0.072 per share, therefore the Company recorded the transaction at $900.

As of December 31, 2021, the Company had 358,070,905 shares of Common Stock authorized and 51,487,764 shares of Common Stock issued and outstanding.

On January 1, 2022, the Company issued 12,500 shares of Common Stock to its legal counsel for services rendered to the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On February 28, 2022, the Company issued 1,000,000 shares of common stock to Hospitality Funding, Inc. for consulting services rendered to the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On February 28, 2022, the Company issued 3,000,000 shares of common stock to 16929 Wellness Consultants Inc. for services rendered to the Company. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 7, 2022, the Company issued 6,000,000 shares of common stock to Tim Schulz for services rendered related to the RUSH Soccer transaction. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

II-3

On March 7, 2022, the Company issued 2,500,000 shares of common stock to Justin Miller for services rendered related to the RUSH Soccer transaction. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 7, 2022, the Company issued 500,000 shares of common stock to Pablo Toledo for services rendered related to the RUSH Soccer transaction. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 7, 2022, the Company issued 500,000 shares of common stock to Tiago Calvano for services rendered related to the RUSH Soccer transaction. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On March 7, 2022, the Company issued 500,000 shares of common stock to Raoul Voss for services rendered related to the RUSH Soccer transaction. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation of Titan Computer Services, Inc.	S-1	3.1	01/19/2016

3.2	Amended Articles of Incorporation	S-1	3.1.1	01/19/2016

3.3	Certificate of Incorporation of Altitude International Holdings, Inc.	8-K	3.1	07/03/2017

3.4	Certificate of Amendment to Certificate of Incorporation, dated June 4, 2018	10-K	3.1.4	03/31/2021

3.5	Certificate of Amendment to Certificate of Incorporation dated August 21, 2020	10-K	3.1.5	03/31/2021

3.6	Certificate of Amendment of the Certification of Incorporation for the Series A Preferred Stock	8-K	3.1	07/27/2021

3.7	Certificate of Amendment to Certificate of Incorporation dated February 10, 2021	10-K	3.1.6	03/31/2021

3.8	Bylaws of Altitude International Holdings, Inc.	10-K	3.2	04/03/2017

4.1	2017 Incentive Stock Plan				X

4.2*	Form of Warrant

4.3*	Form of Warrant Agent Agreement

4.4*	Form of Representative Warrant

5.1*	Legal opinion of Lucosky Brookman LLP

10.1	Share Exchange Agreement with Altitude International, Inc., dated June 27, 2017	8-K	3.2	07/03/2017

10.2	Revised and Restated Licensing Agreement with Sporting Edge UK Ltd., Inc., dated January 24, 2019	8-K	10.1	01/28/2019

10.3	Sole Distribution Agreement with Woodway USA Inc.,	8-K	10.2	07/03/2017

10.4	Proposal for Services with Miami Dolphins Ltd., dated March 23, 2019	8-K	10.1	03/29/2019

10.5	Proposal for Services with Orlando Magic Ltd. dated February 17, 2021	8-K	10.1	02/17/2020
10.6	Share Exchange Agreement with Breunich Holding, Inc., dated July 7, 2021	8-K	10.1	07/07/2021
10.8	Loan Agreement with FVP Servicing, LLC	8-K	10.1	12/27/2021

10.9	Security Agreement in favor of FVP Servicing, LLC	8-K	10.2	12/27/2021

10.10	Payment Guaranty	8-K	10.3	12/27/2021

10.12	Consulting, Management and License Agreement by and among Altitude International Holdings, Inc, CMA Soccer, LLC and Soccer Partners America, dated March 7, 2022	8-K	10.1	03/09/2022
10.13	Second Amendment to Loan Agreement				X

10.14	Purchase and Sale Agreement, dated April 27, 2022, by and among Altitude International Holdings, Inc., Sandpiper Resort Properties, Inc. and Holiday Village of Sandpiper, Inc.	8-K	10.1	05/03/2022

16.1	Letter Re: Change in Certifying Accountant	8-K	16.1	01/19/2022

21.1	List of Subsidiaries	10-K	21.1	03/15/2022

23.1	Consent of Turner, Stone & Company, L.L.P.				X

23.2	Consent of BF Borgers CPA PC				X

23.3*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.4	Letter of Intent, dated as of April 9, 2021, by and between Altitude International Holdings, Inc., and Total Lifestyle Care, LLC	8-K	99.1	04/12/2021

107	Filing fee table				X

*	To be filed by amendment

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

II-5

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Saint Lucie, State of Florida, on May 3, 2022.

By:	/s/ Gregory Breunich
Gregory Breunich
Chief Executive Officer, Acting Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Sunandan Ray, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gregory Breunich	Chief Executive Officer, Acting Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial and Accounting Officer)	May 3, 2022
Gregory Breunich

/s/ Gregory Anthony	Chief Communications Officer, President and Director	May 3, 2022
Gregory Anthony

/s/ Gabriel Jaramillo	Executive Vice President, Director of Tennis Training and Director	May 3, 2022
Gabriel Jaramillo

/s/ Scott Del Mastro	Executive Vice President, Chief Operating Officer and Director	May 3, 2022
Scott Del Mastro

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